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                          TECHNOLOGY DISTRIBUTOR AGREEMENT
                           BETWEEN INSILICON CORPORATION
                                       AND
                             PHOENIX TECHNOLOGIES LTD.


This Technology Distributor Agreement ("Agreement") is made effective as of January 1, 2000, ("Effective Date") by and between INSILICON CORPORATION, a Delaware corporation doing business at 411 East Plumeria Drive, San Jose, California 95134 U.S.A. (hereinafter "InSilicon"), and PHOENIX TECHNOLOGIES LTD. ("Distributor") a Delaware corporation doing business at 411 East Plumeria Drive, San Jose, California 95134 U.S.A. As used in this Agreement InSilicon and Distributor shall collectively be referred to herein as "Parties" or singularly as "Parties".

WITNESSETH

Whereas, InSilicon owns, distributes and licenses communications semiconductor intellectual property ("SIP") software used for the design and testing of application specific integrated circuits; and

Whereas, Distributor desires to acquire limited rights to market certain InSilicon SIP software in the Territory, as hereinafter defined, and to perform Non-Recurring Engineering ("NRE") services to customize InSilicon SIP software for InSilicon licensees.

NOW, THEREFORE, InSilicon and Distributor hereby agree as follows:

       1.     DEFINITIONS

1.1 "Confidential Information" means all information identified in writing by a Party as confidential and/or proprietary, or reasonably understood as being confidential by its nature. Confidential Information shall not include information of a Party which: (i) is independently developed by the other Party without having access to, or use of, the Confidential Information of the other Party; (ii) is rightfully obtained by the other Party from a third Party without an obligation of confidentiality; or (iii) is disclosed to the public by the owner of the Confidential Information.

1.2 "Core" means inSilicon's synthesizable core software product representing an integrated circuit function in hardware description language (e.g. Verilog/VHDL) source code which can be synthesized using conventional design tools, and which can be instantiated (replicated or otherwise represented) in an integrated circuit design, and associated design files, as licensed under this Agreement.

1.3 "Customer" means a manufacturer or designer of computer and communications hardware products in the geographic Territory that, as a result of the marketing and sales efforts of Distributor, has executed a valid Customer License Agreement, IFG Customer License

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Agreement or other such licensing arrangement with or approved by InSilicon, providing rights to use the Software, and will instantiate the Software into such products for resale and distribution.

1.4 "Customer License Agreement" means an InSilicon Technology License Agreement, or a similar InSilicon agreement, for the licensing of Cores, Test Environments, and other SIP software products made commercially available by InSilicon. For the purposes of licensing IFG Code, "IFG Customer License Agreement" shall mean a form of Distributor's agreement containing Distributor's name, that contains terms and conditions the same as, or similar to, those terms and conditions contained in InSilicon's standard Technology License Agreement, and which has been reviewed and approved by InSilicon.

1.5 "Defect" means a means any mistake, problem, or error which is capable of reproduction by InSilicon and which causes: (a) an incorrect functioning or non-functioning of the Software; (b) renders the Software inoperable; or
(c) causes the Software to fail to materially meet the specifications set forth in the Software Documentation.

1.6 "Derivative Work" means a computer program and any subsequent design, including any resultant integrated circuit, which is a Modification made by or on behalf of Distributor, or any Customer, based on or incorporating material from the Software so that the Modification, as a whole, represents an original work of authorship.

1.7 "Documentation" means InSilicon's technical manuals designed for Customers and other licensees of the Software, relating to the use of the Software.

1.8 "IFG Code" means the object code and/or the source code of the driver, protocol, stack, test applications, applications and/or firmware and all other material, documentation or software licensed under this Agreement.

1.9 "Localized Versions" means the adaptations made to the Documentation by or for Distributor and/or Distributor's design house in the Territory. Such adaptions shall include, without limitation, translations of the Documentation in language(s) specified in Exhibit A of this Agreement.

1.10 "Maintenance" means technical support services provided by Distributor to Customers with respect to the Software.

1.11 "Marks" means all trademarks, service marks, trade names, logos or other words or symbols identifying the Software or InSilicon's business.

1.12 "Materials" means any literature, advertising, promotional, and marketing materials relating to the Software.

1.13 "Modification(s)" means a revision, augmentation, abridgment, upgrade, addition, adaptation, or other modification to the Software, but will not include Defect corrections.

1.14 "NRE Work" means the results of the consulting and development services to be performed under this Agreement by Distributor and/or Distributor's design house for Customers,

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as agreed upon by the Parties from time to time, and includes without limitation Modifications and Derivative Works of the Software prepared by Distributor and/or Distributor's design house.

1.15 "Reference Price List" means InSilicon's listing of commercially available Software products and prices.

1.16 "Sales Quota" means the minimum Net Revenue Distributor must achieve in the specified period. "Net Revenue" shall mean the actual amount of license and update revenue recognized by InSilicon under this Agreement, exclusive of shipping charges, customs and import duties, sales taxes, value added taxes and other taxes and duties.

1.17 "Second-line Support" means technical support provided by InSilicon to Distributor's technical support organization in accordance with the terms and conditions of this Agreement.

1.18 "Software" means Core, IFG Code and Test Environment and any other InSilicon SIP product made commercially available by InSilicon and offered to Distributor under this Agreement, and as more specifically defined in Exhibit A.

1.19 "Term" means the period specified in Section 15, Term and Termination, of this Agreement, subject to earlier termination as set forth in this Agreement.

1.20 "Territory" means the market segment(s) and/or geographic area(s) listed in Exhibit A of this Agreement.

1.21 "Test Environment" means InSilicon's simulation and test software in source code form and any associated design files, as licensed under this Agreement , and includes the following: (a) "Simulation Model", a model in hardware description language (e.g. the Verilog/VHDL) source code which simulates the functionality and timing of an integrated circuit function in order to provide system level simulation and debugging capabilities; and (b) "Analyzer", a software tool to monitor and analyze simulation data.

2.     GRANT OF LICENSES

2.1 APPOINTMENT. During the Term and subject to the terms and conditions of this Agreement, InSilicon grants Distributor a non-exclusive, non-transferable copyright license to: (i) promote the licensing of the Software; (ii) identify prospective Customers; (iii) solicit orders for the Software from Customers and prospective Customers in the Territory; (iv) provide copies of Software to Customers, as may be agreed to from time to time by InSilicon; (v) modify the Documentation, exclusive of third party software and documentation, solely for the purpose of creating Localized Versions; (vi) modify the Software solely for the purpose of performing NRE Work for Customers, directly or indirectly through a Design House as provided for herein; (vii) prepare copies of the IFG Code alone, and no other
Software, for distribution to Customers under IFG Customer Licenses Agreements; and (viii) use the Software solely in connection with the exercise of its rights and performance of its obligations under this Agreement. InSilicon reserves the right, in its sole discretion, to add or delete Software licensed under this Agreement from time to time, after providing Distributor with thirty (30) days prior written notice thereof. Distributor agrees and acknowledges that portions of the Software, or the Software itself, may be licensed by InSilicon from third parties. InSilicon will have no obligation to provide Distributor with such third party software.

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2.2    INTERNAL USE LICENSES.  During the Term, InSilicon grants Distributor a limited, non-exclusive, non-transferable copyright license, solely to use the Software internally at Distributor's business locations in the Territory to allow Distributor to understand the logic and organization of the Software, conduct Customer and employee training programs, and provide Maintenance support and NRE Work for Customers, and make copies of the IFG Code for distribution to licensed Customers, pursuant to Distributor's performance of this Agreement. Distributor shall notify InSilicon in writing of the location at which such Software is being used ("Authorized Location"), and shall notify InSilicon before transferring the Software to a different location. The internal licenses granted to Distributor may not, under any circumstances, be used for production purposes, or provided to any Customer or potential Customer as a sublicense of rights, and shall be subject to the terms of this Agreement.

2.3 DEMONSTRATION LICENSE. During the Term, InSilicon grants Distributor a non-exclusive, non-transferable limited copyright license to demonstrate the Software, to its Customers and potential Customers, at Distributors' Authorized Location. Distributor shall obtain a signed non-disclosure agreement in the form specified in Exhibit C of this Agreement, prior to demonstrating the Software to any Customer or prospective Customer. Should Distributor desire to allow a potential Customer to evaluate the Software at the Customer location, Distributor will first obtain approval from InSilicon, and upon identifying the potential Customer and obtaining approval from InSilicon, utilize a form of non-disclosure agreement or limited use agreement approved by InSilicon prior to allowing the Customer or potential Customer to access and evaluate the Software.

2.4 LICENSE EXCLUSIONS. Except as specifically permitted in this Agreement, or under additional written license or agreement with InSilicon, Distributor shall not (nor shall it permit any third party to): (i) copy or manufacture the Software (except for Distributor's right to copy the IFG Code for distribution to Customers as provided in Section 2.1(vii)); (ii) translate, decompile, disassemble, reverse engineer or attempt to reconstruct, identify or discover any source code, underlying ideas, underlying user interface techniques or algorithms of the Software by any means whatever, or disclose any of the foregoing, except as specifically authorized in this Agreement; (iii) provide, lease, lend or rent the Software, except as permitted hereunder; (iv) use or allow others to use the Software for the benefit of third parties except as provided in this Agreement; (v) transfer the Software; (vi) develop functional equivalents of the Software, except in the case where the functionally equivalent software is developed independently by Distributor's employees or contractors who have not had direct or indirect access to any of inSilicon's Software, and such development is properly documented; (vi) permit any third party to license, sublicense, distribute, assign or transfer the Software. Distributor will notify InSilicon, and obtain InSilicon's advance written approval, if Distributor intends to create any supplemental software that will be combined, packaged or marketed with the Software.

2.5 EXPORT CONTROLS. This Agreement is subject to and conditioned upon compliance with the U. S. Export Administration Act and the applicable regulations thereunder, as well as any other laws of the U. S. or the Territory affecting the export of technology and information. Distributor will not, directly or indirectly, export or re-export the Software or any technical data, Documentation or other Materials related thereto, or any direct product thereof, except in strict compliance with the US Export Administration Act, and similar acts or laws within the Territory, and all regulations thereunder. Distributor agrees to comply with any other applicable export laws and regulations and to use its best endeavors to ensure its Customers abide by the terms contained in this clause. Distributor shall indemnify InSilicon against any loss related to Distributor's failure to conform to these regulations.

2.6 LIMITATIONS. All Software shall be provided to Customers under InSilicon's trademarks and subject to the terms and conditions of a Customer License Agreement or IFG Customer

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License Agreements, executed directly with InSilicon (sample attached as
Exhibit D), unless otherwise stated in an attached Exhibit E which shall set forth any exceptions to the requirement that Software be provided to Customers under InSilicon's standard licenses and be executed by InSilicon. Distributor shall not, nor shall it permit any third party to, actively solicit orders for the use, licensing, sublicensing or distribution of the Software outside the Territory. Except as expressly specified in this
Section 2 of this Agreement, Distributor will have no licenses to the Software except those limited rights as provided under this Agreement.

3.     DISTRIBUTOR'S OBLIGATIONS

3.1    QUOTAS AND PAYMENTS.   Distributor shall use all reasonable commercial
efforts to meet or exceed each of the quarterly Sales Quotas provided by InSilicon pursuant to an annual plan established each fiscal year. Distributor shall pay all amounts due to InSilicon as set forth in this Agreement and as may be specified in an attached Exhibit.

3.2 MARKETING EFFORTS. Distributor will use all reasonable commercial efforts to promote the Software to Customers and potential Customers, and to solicit orders for the Software from Customers and potential Customers. Distributor will provide to InSilicon, upon execution of this Agreement, a business and promotional plan for the ensuing year. Distributor agrees to operate its business, apply its resources and promote and advertise the Software in accordance with the approved business and promotional plan. Except as otherwise specifically set forth herein, Distributor shall bear and be liable for all costs and expenses initiated and incurred by it in advertising, promoting and marketing the Software and fulfilling its other responsibilities under this Agreement.

3.3 FACILITIES AND PERSONNEL. Distributor will provide and maintain, at Distributor's expense, a sufficient number of technical and sales personnel having the knowledge and skills necessary to inform Customers properly concerning the features and capabilities of the Software, and to maintain and support Software in accordance with Distributor's obligations under this Agreement. Without limitation of this obligation, Distributor specifically agrees to: (i) employ the number of staff to comply with the minimum staff requirements necessary to fulfill the requirements under this Agreement; and
(ii) assure that such staff satisfactorily complete the minimum level of training to perform all obligations required under this Agreement. Distributor shall also own or have regular access to sufficient computer hardware and software to enable Distributor to demonstrate the Software to prospects and Customers, to conduct Customer and employee training programs, to provide Maintenance (including duplicating Customer problems) and to communicate on-line with InSilicon.

3.4 CUSTOMER-RELATED RESPONSIBILITIES. Distributor will: (a) locate prospective Customers and provide prospective Customers with all pertinent information concerning the Software; (b) promptly transmit to InSilicon all Customer inquiries, complaints and other important information Distributor obtains from or with respect to such Customers; (c) assist InSilicon in its negotiations with prospective Customers and facilitate the execution of Customer License Agreements, unless such Customer qualifies for an exception to this requirement under Exhibit E; (d) receive Customers orders for Software and promptly place such orders to InSilicon for acceptance or rejection by InSilicon as set forth in this Agreement; (e) assist, at InSilicon's direction, in expediting deliveries of Software to Customers; and
(f) accept payment for Software from Customers and promptly transmit such payment to InSilicon as set forth in this Agreement, unless differing payment terms are set forth in Exhibit E.

3.5 CUSTOMER SERVICES. Distributor shall perform, at no expense to InSilicon, any of the following services required by Customers: (i) provide Customers with assistance and consultation on the use of the Software; (ii) timely respond to Customers' general questions

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concerning use of Software and assist Customers in the diagnosis and correction of problems encountered in using the Software; (iii) train Customer personnel in the use of the Software; (iv) provide Maintenance to Customers; (v) provide Modifications and Defect corrections, where such Defect corrections are made by InSilicon, to Customers promptly; and (vi) may provide Software NRE Work as set forth in Section 3.7 below. Distributor shall provide all services in a good and workmanlike manner and of a standard substantially similar to that provided by InSilicon to Distributor. Distributor agrees to implement appropriate call tracking and logging procedures to record all Customer maintenance calls and their resolution. Distributor shall make such records available to InSilicon, upon reasonable written notice. InSilicon shall have the right to inspect, at Distributor office, such records for the purpose of determining if Distributor is complying with the terms of this Agreement. In the event Distributor prepares Modifications to the Software and/or provides Enhancements or Defect corrections, Distributor shall immediately provide copies of such modified Software to InSilicon. Distributor understands and agrees that all such Modifications, Enhancements and/or Defect corrections shall be owned by InSilicon.

3.6 CUSTOMER LICENSE AGREEMENT /CUSTOMER PURCHASE ORDERS. Distributor shall obtain purchase orders for Software (other than IFG Code wherein orders shall be secured through an amendment under Distributor's license agreements as provided in Exhibit E) from Customers pursuant to the terms of a Customer License Agreement, IFG Customer License Agreement, or other agreement as authorized by InSilicon pursuant to Exhibit E. All material variations of the terms and conditions of any Customer License Agreement or IFG Customer license Agreement, that would affect InSilicon's title and ownership to the Software, creates any additional liability or obligation to any third party other than as provided in a Customer License Agreement or IFG Customer License Agreement, or provides for any additional liability or obligation other than as set forth in this Agreement, requires advance review and approval in writing by InSilicon. Distributor shall provide InSilicon with a copy of the translated Customer License Agreement and IFG Customer License Agreement, if one is to be provided to any Customers in the Territory. Such translated Customer License Agreement or IFG Customer License Agreement shall be used for exhibition purposes only and the Customer License Agreement or IFG Customer License Agreement executed by the Customer will be in the English language unless otherwise authorized in writing by InSilicon. All Customer License Agreements shall be entered into directly between InSilicon and each Customer, and all IFG Customer License Agreements shall be entered into between Distributor and Customer, with copies of same promptly delivered to InSilicon. InSilicon reserves the right to reject any Customer at InSilicon's sole discretion, and to the extent it is able, will provide Distributor with the basis for its rejection.

Any Customer License Agreements, IFG Customer License Agreements, and agreements for NRE Work entered into between Distributor and Customer, or other license agreements generated by Distributor and authorized by InSilicon, used for the licensing or modification of the Software, shall be assignable to InSilicon, as set forth in Section 16.3 of this Agreement, at InSilicon's sole discretion and upon InSilicon's request. Distributor shall prepare all paperwork and assignment letters, and shall perfect the assignment by Customer of the Customer License Agreement (and all other agreement used for the licensing of Software) to InSilicon.

3.7    TRANSLATIONS, LOCALIZED VERSIONS, AND NRE WORK

(a) TRANSLATIONS, LOCALIZED VERSIONS. Distributor will use all reasonable commercial efforts to produce, at its expense, and will promptly deliver to InSilicon, all modified Documentation for all Localized Versions. In addition, Distributor will translate, at Distributor's discretion, all service and instruction manuals and InSilicon Materials used in connection with Software into the local language for the Territory, unless previously translated, and will provide such material to Customers, prospective Customers, and InSilicon unless otherwise notified by InSilicon. Distributor will obtain InSilicon's written approval of the translated Materials prior to distributing or using any such Materials. InSilicon's approval shall be based in part upon

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Distributors warrant that the translation is a true copy of the
Documentation. Distributor understands and agrees that it shall have full responsibility and liability for any conflict or variation between the English version of the Documentation, service and instruction manuals and the Localized Version, and shall indemnify InSilicon for all costs, expense, and liability resulting from any conflict or variation between the Localized Version and the controlling English version.

(b)    NRE WORK.  Distributor, or an authorized Design House as provided in
Section 3.11, shall provide all NRE Work in a good and workmanlike manner, and of a standard substantially similar to that provided by InSilicon to its customers, in general. Distributor shall upon completion of any NRE Work, promptly deliver to InSilicon a copy of such NRE Work. InSilicon reserves the right to elect to use InSilicon internal resources to perform NRE Work for InSilicon products at InSilicon's standard man day rate. Neither Distributor nor any Design House, shall be authorized to deliver to a Customer any NRE Work performed on any Software, including IFG Code, unless and until a written agreement containing terms and conditions the same as, or similar to, those provided in Exhibit G is executed by Distributor, Customer and InSilicon as a basis for performing the NRE Work. Additional terms governing NRE Work are specified in the attached Exhibit E.

3.8 PACKAGING. Distributor shall provide the Software, Documentation and Materials provided hereunder to its Customers in the same packaging and with the same trademarks affixed as provided by InSilicon and with such markings and notices as InSilicon shall prescribe. Distributor will not (nor will it permit any third party to) remove or add, without the prior written authorization of InSilicon, any copyright symbol, legend or other proprietary notice affixed to the Software, Documentation, or Materials, and will reproduce such notices on any InSilicon authorized copies of the Software made by Distributor.

3.9 ENFORCEMENT. Distributor shall use best efforts, consistent with any rights it may have under any agreement between Distributor and Customer or InSilicon and Customer to ensure compliance by its Customers with all of the terms of the Customer License Agreement, IFG Customer License Agreement, or any other InSilicon authorized agreement for the licensing of Software or performance of NRE services, including without limitation: (i) enforcement of applicable license or agreement restrictions; and (ii) protection of InSilicon's proprietary rights in and to the Software, Marks, Materials, Documentation, and Confidential Information. If Distributor learns that any Customer has breached the applicable contract restrictions, it shall promptly notify InSilicon and take all steps reasonably available to enforce the Customer License Agreement. If Distributor fails to take these steps in a timely or adequate manner, InSilicon may take them in its own or in Distributor's name and at Distributor's expense. Distributor also agrees to notify InSilicon of any improper or wrongful use of InSilicon's copyrights, trademarks, trade names, patents and other intellectual property rights of which it is aware, or may suspect, and will use every reasonable effort to safeguard InSilicon's proprietary rights; provided that InSilicon will bear Distributor's reasonable costs relating to proprietary rights protection efforts specifically requested by InSilicon.

3.10 NO COMPETING PRODUCTS. Distributor agrees that it will not license, provide, or distribute to Customers during the Term of this Agreement any product which is competitive with any of the Software.

3.11 DESIGN HOUSE. Distributor shall obtain InSilicon's prior written approval should it be necessary for Distributor to utilize a third party design house ("Design House") to accomplish any of Distributor's duties or obligations hereunder. Upon written approval of InSilicon, such Design House shall execute an approved non-disclosure and limited use agreement with Distributor, prior to such Design House's receipt of any Software. The non-disclosure and limited use agreement shall be as specified in Exhibit F of this Agreement. Any requested changes shall be approved, in

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writing, by an authorized representative of InSilicon.  The use rights provided under such non-disclosure and limited use agreement shall terminate upon the termination of this Agreement, for whatever reason, with all rights intending to survive pursuant to the terms of the non-disclosure and limited use agreement remaining in full force and effect. Distributor accepts responsibility and liability for the actions or inactions, of such Design House. InSilicon will have the right to inspect during regular business hours, upon five (5) days written notice, the Design House's use of the Software. Such Design House will not disclose, redistribute, or sublicense the Software, in whole or in part, or in any form, to any other third party.

3.12 COMPLIANCE WITH LAW IN General. Without limitation, each party agrees to comply with all applicable laws, rules and regulations of its own country and the other party's subsidiary's country and their respective political subdivisions, in connection with its activities under this Agreement.

4.     INSILICON'S OBLIGATIONS

4.1 TRAINING. From time to time, InSilicon will make available to Distributor technical training which it generally makes available to its customers. In addition from time to time, per mutual written agreement between the Parties and at InSilicon's sole discretion, InSilicon may make this training available in the Territory.

4.2 SECOND-LINE SUPPORT SERVICE. InSilicon will provide Distributor with Second-line Support sufficient to enable Distributor to fulfill its obligations under this Agreement, including but not limited to, expedited Software Enhancements and Defect corrections for functional problems judged critical by InSilicon, in its sole discretion, on a best efforts basis; telephone and written technical support for Distributor to solicit Software information. InSilicon shall have no obligation to directly support Distributor's Customers or to provide support or other services outside the Territory. Any technical support required by Distributor or its Customers outside the Territory may be negotiated with the local InSilicon office. Any other services shall be provided by InSilicon only on a basis as agreed to by InSilicon under a separate written agreement.

4.3 INFORMATION. InSilicon will provide Distributor with non-confidential marketing and technical information concerning Software in appropriate amounts for the use of Distributor in connection with this Agreement. Distributor shall be permitted to reproduce a reasonable number of copies of such materials in support of its performance of this Agreement or obtain additional copies from InSilicon. The total number of copies allowed will be at InSilicon's sole discretion. Distributor will submit to InSilicon a copy of all Cutomers, potential Customers, leads, and other marketing and sales information related to, and to facilitate Insilicon's customer relations and on-going business.

4.4 SOFTWARE, ENHANCEMENTS, DEFECT CORRECTIONS. InSilicon shall provide Distributor with reasonable prior notice concerning InSilicon's Software Enhancements. InSilicon shall provide Distributor with Enhancements and Defect corrections when generally available in accordance with InSilicon's then current commercial practices. Unless otherwise agreed, on a case by case basis, Distributor will provide Enhancements and Defect corrections only as required for Customers. InSilicon shall have no obligation to: (i) develop and release Enhancements to particular Software; or (ii) customize the Software to satisfy the particular requirements of Customers.

4.5 INSILICON PRICING APPROVAL. InSilicon must approve all pricing for Software (other than NRE Work related to Software) prior to Distributor's submission of any quotation to a potential Customer or existing Customer. InSilicon will provide Distributor pricing guidelines for

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Distributor's internal use only Distributor shall maintain and treat the guidelines as Confidential Information of InSilicon, and will not disclose the referenced pricing to any third party other than for quoting to a potential Customer or Customer. Should Distributor set its own prices with a Customer above those initially approved, Distributor will advise InSilicon, in writing of such price changes, and the Customer to which such price change was given. Distributor shall not charge Customers for any Defect corrections provided by InSilicon to Distributor. All quotes will be valid for no longer than thirty (30) days.

4.6 SALES AND TECHNICAL ASSISTANCE. InSilicon shall, in InSilicon's sole discretion, provide a reasonable amount of pre-sales support and technical assistance to Distributor. InSilicon shall have no obligation to provide other pre-sales support and technical assistance to Distributor. In the event that InSilicon provides any other pre- sales assistance at Distributor's request, then prior to providing such additional assistance the Parties will mutually agree, and set forth in writing, the fees for and extent of such assistance.

5.     ORDERING AND SHIPMENT

5.1 FORECASTS. Distributor shall provide InSilicon a forecast of projected revenue for each fiscal quarter on a deal-by-deal basis, as part of an annual sales plan. Distributor's quarterly forecast will be submitted to InSilicon no later than five (5) business days after the start of a new quarter period. Distributor will provide InSilicon with a weekly written update of the quarterly forecast; the particular specifics of the type and detail of the information needed for this forecast will be provided by InSilicon, but shall at least include: customer name, Software being considered for license, probability of closing contract, and license fee amount.

5.2 ACCEPTANCE. Orders will not be binding upon InSilicon unless and until accepted by InSilicon in writing, or in the case of IFG Code, InSilicon has verified the and approved the pricing, as set forth in Exhibit E. InSilicon may accept or reject any order at its reasonable discretion. Any order for which acceptance or rejection has not been provided after ninety
(90) days shall be deemed rejected. In the event a conflict exists with respect to any order, InSilicon shall have sole authority to finally determine the disposition of such orders. Distributor has no right, power or authority, express or implied, to accept any binding order for Software, and Distributor will not represent to any third party to the contrary. Distributor orders, once received by InSilicon, may not be canceled or amended by Distributor without the prior written consent of InSilicon. The terms of this Agreement shall apply to all orders and shall supersede the pre-printed terms and conditions of any Distributor purchase order.

5.3 SHIPMENT. Unless otherwise agreed or set forth as an exception in Exhibit E, Software shall be shipped by InSilicon to Distributor at Distributor's address set forth above or such other address in the Territory as Distributor may notify InSilicon as its delivery address. InSilicon shall have no obligation to ship directly to Distributor's Customers, unless otherwise agreed to in Exhibit E or a separate writing executed by InSilicon. InSilicon will select the appropriate method of shipment for Distributor's account and obtain all licenses required to export the Software from the country of origin. Distributor will: (i) obtain all licenses required to import the Software; (ii) clear the Software through local customs promptly upon their arrival in the Territory; and (iii) pay all customs duties and other charges assessed on such imports into the Territory, if applicable. Distributor shall be responsible for shipment of Software, including any Enhancements and Defect corrections to its Customers. If, at any time, Distributor is in default in the performance of its obligations under this Agreement, InSilicon shall be entitled for so long as such default continues (but without prejudice to its other rights and remedies) to withhold shipment of Software to Distributor.

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5.4    DELIVERY.  Delivery and risk of loss will pass to Distributor "EX
WORKS". Any use of "EX WORKS" or other INCOTERMS will apply only to delivery and risk of loss and shall not imply any passage of title to the Software delivered. Distributor agrees to pay shipment charges and customs duties as specified in this Agreement.

6.     PRICES AND PAYMENT

6. PRICES AND FEES. License fees received from Customer for the Software and for NRE Work performed shall be payable as set forth in Exhibit E. Distributor understands and agrees that it is responsible for all related shipping charges, taxes, customs duties and other amounts due to InSilicon under this Agreement. Such amounts will be paid within thirty (30) days of the date of the invoice therefor or, if required by InSilicon following submission of a purchase order by Distributor on a cash-in-advance basis.

6.2 CURRENCY AND TIMING. Unless otherwise authorized in Exhibit E, Distributor shall make all payments to InSilicon in U.S. dollars by corporate check to the InSilicon address as first stated in this Agreement, or by wire transfer to a bank account identified by InSilicon., or to such other account as indicated by InSilicon from time to time upon written notice to Distributor. Payment of fees due is an absolute commitment, and payments shall not be withheld or offset under any circumstances. Unless otherwise specified herein, all payments are due within thirty (30) days of the end of the month in which the invoice is received.

6.3 OVERDUE PAYMENTS. Overdue payments shall accrue interest at the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable law. In the event that payments due to InSilicon are not made in accordance with the terms of this Agreement, then InSilicon shall have the right to: (i) exclude from the computation of Sales Quota any and all amounts for which prompt payment is not received; (ii) exclude such amounts from the computation of Distributor achieving more favorable compensation "tiers", if any, under this Agreement and/or (iii) pursue all other available legal remedies.

6.4    TAXES.   amounts payable by Distributor under this Agreement are
exclusive of any tax, duty levy or similar governmental charge that may be assessed, whether based on gross revenue, the delivery, possession or use of the Software, performance of NRE Work, the execution, delivery and performance of this Agreement or otherwise. Distributor shall be responsible for payment of all taxes and duties associated with this Agreement (including, without limitation any applicable value added or sales taxes) other than taxes assessed on InSilicon's net income or net worth. If Distributor is legally required to withhold any income or remittance tax from amounts payable to InSilicon, then: (a) Distributor will promptly notify InSilicon; (b) the amount payable will be automatically increased to the full extent required to offset such tax, so that the amount remitted to InSilicon, net of all taxes, equals the amount stated in the invoice; and (c) Distributor will provide InSilicon with the official receipt of payment of such taxes to the appropriate taxing authority. Distributor will be responsible for payment of any withholding taxes and shall indemnify InSilicon from and against any claim for unpaid withholding taxes, interest and penalties which may be claimed by the applicable tax authorities relating to payment of such taxes.

7.     RECORDS AND REPORTS

7.1 RECORDS. Distributor will maintain, for at least two (2) years after expiration or termination of this Agreement, full, true and accurate records and accounts in accordance with generally accepted accounting practices to show all sales transactions with Customers, including, without limitation, copies of correspondence and other documents relating to Distributor's activities in connection with this Agreement and copies of records and accounts, and will permit examination thereof by InSilicon personnel at reasonable times.

7.2 AUDITS. Distributor shall keep all such records and accounts at Distributor's address first listed in this Agreement. InSilicon shall have the right to conduct audits of the records to determine Distributor's compliance with this Agreement. InSilicon shall bear the expenses of the audit, however, in the event any such audit reveals that Distributor has understated the amount that Distributor is obligated to pay InSilicon under this Agreement by an amount of more than five percent (5%) of the amount paid to InSilicon during the period audited, Distributor shall pay, in addition to the amounts due, all reasonable costs associated with the audit.

7.3    NOTIFICATION.  Distributor will promptly notify InSilicon in writing:
(a) of any claim or proceeding involving Software of which it has knowledge, or has any reason to suspect such a claim or proceeding may exists; and (b) of any change in the address, ownership or control of Distributor.

8.     COMPLIANCE WITH LAWS

8.1 GOVERNMENT AUTHORIZATIONS. Distributor will, at its expense, obtain and maintain the governmental authorizations, registrations and filings that may be required under the laws of the Territory to execute or perform this Agreement. Distributor will consult InSilicon and obtain InSilicon's approval before registering this Agreement with any government authorities. Distributor will otherwise comply with all laws, regulations and other legal requirements that apply to this Agreement, including tax and foreign exchange legislation, and will promptly notify InSilicon of any change in legislation that may affect Distributor's performance of this Agreement.

8.2 LAWFUL PAYMENTS. Distributor will not (nor will it permit any third party to) use any payment or other benefit derived from InSilicon to offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement, while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to: (i) an employee, officer or other person acting in an official capacity for any government or its instrumentalities; or (ii) any political party, party official or candidate for political office.

8.3 APPROVALS. The execution and continued performance of this Agreement by InSilicon is conditional on any other governmental approval required for the performance of this Agreement.

8.4 FURTHER ASSURANCES. Distributor will provide InSilicon with the assurances and official documents that InSilicon may reasonably request to verify Distributor's compliance with this Section 8 of this Agreement.

9.     OWNERSHIP AND PROTECTION OF SOFTWARE AND CONFIDENTIAL INFORMATION

9.1 OWNERSHIP. InSilicon and its suppliers retain ownership of all intellectual property rights (including patents, copyrights, trademarks and trade secrets) in and relating to the Software, Enhancements, Derivative Works, Defect corrections, Materials, Marks, and Documentation. Except as otherwise agreed by InSilicon in writing, any enhancements, improvements, translations or other modifications made to or derived from the Software, Materials, Documentation, and related intellectual property, including Enhancements, Derivative Works,

Defect corrections, and NRE Work (as it relates to the Software) shall belong to InSilicon and its suppliers. InSilicon and its suppliers shall have all right, title and intellectual property interest to such work. At the request of InSilicon, Distributor agrees to assign the same to InSilicon and its suppliers or its designee and to execute any document properly required to assign any such intellectual property legally to InSilicon or its designee (at InSilicon's expense). Distributor hereby irrevocably and unconditionally waives all rights granted by any applicable law that may vest in Distributor in connection with any modifications, translations or other work made to or derived from the Software, Enhancements, Defect corrections, Materials, and Documentation, wherever in the world enforceable, including without limitation the right to be identified as the author of any such works and the right not to have such works altered. Distributor will take all steps necessary to enable compliance with its obligations set forth in this Section including, without limitation, obtaining appropriate agreements with its employees and Customers requesting NRE Work, so that such agreements are consistent with the terms of this Agreement. Distributor hereby assigns to InSilicon all of its right, title and interest in all Translations, Localized Versions of the Documentation, NRE Work, Modifications and Defect corrections, including but not limited to all related copyrights and moral rights. Upon InSilicn's request, Distributor will from time to time execute any and all documents needed to perfect or record such assignment in all jurisdictions and hereby appoints InSilicon as its attomey-in-fact to execute such documents on Distributor's behalf.

9.1 CONFIDENTIALITY. Confidential Information shall be deemed to include, but not be limited to trade secret, processes, techniques, algorithms, designs, drawings, formulas, test data, any work in process related to future development, marketing, servicing, financing, Software, terms of the Customer Software License Agreements, and Customer lists and contact information. Distributor recognizes and agrees that the Confidential Information is extremely valuable property of InSilicon and its suppliers and are trade secrets of InSilicon and its suppliers. The unauthorized use or disclosure of which would cause InSilicon and its suppliers great harm. Accordingly, Distributor agrees to hold the Confidential Information in strict confidence, solely for the benefit of InSilicon, and to take all reasonable precautions that Distributor takes to protect its own proprietary information of similar importance, but no less than a reasonable degree of care to prevent the unauthorized use or disclosure of the Confidential Information. In particular, with regard to the Confidential Information, such precautions will include, without limitation, disclosing the Confidential Information only to those employees or agents of Distributor who have signed a confidentiality agreement with Distributor that adequately protects InSilicon and its suppliers' proprietary and Confidential Information. Each party shall only use such Confidential Information in connection with its performance of this Agreement.

9.3 EXCLUSIONS. Distributor's obligations under this Section 9 will not apply to any information that: (a) was in the public domain at the time of communication or delivery to Distributor by InSilicon; or (b) becomes part of the public domain through no fault of Distributor.

9.4 INSPECTION. InSilicon may, from time to time, inspect Distributor's premises to evaluate Distributor's compliance with its obligations under this
Section 9. Such inspections will be during regular business hours and at InSilicon's expense.

10.    LIMITED USE OF INSILICON TRADEMARKS

10.1 USE DURING AGREEMENT. Subject to the terms and conditions of this Agreement, Distributor is hereby licensed by InSilicon to use, and will use, the trademarks, trade names, logos and designations used by InSilicon for the Software, solely in connection with Distributor's authorized activities under this Agreement. Distributor's use of such trademarks, trade names, logos and designations will be in accordance with InSilicon's trademark usage policies provided to or communicated to Distributor from time to time. InSilicon reserves the right to require Distributor to submit all advertising and marketing material to InSilicon for review and approval prior to release by Distributor. InSilicon also reserves the right to require Distributor to discontinue use of any advertising or marketing materials that InSilicon reasonably believes will have a detrimental effect on InSilicon's business. Distributor shall not knowingly make any false or misleading representations concerning InSilicon or the Software. Distributor shall have the right, during the Term, to indicate that it is "An Independent Authorized Distributor of InSilicon Corporation in the Territory."

10.2 DISTRIBUTOR DOES NOT ACQUIRE RIGHTS. Distributor has paid no consideration for the use of InSilicon's trademarks, trade names, logos, or designations, and nothing contained in this Agreement will give Distributor any right, title or interest in any of them. The Marks are, and will remain, the exclusive property of InSilicon. Distributor will not take any action that jeopardizes InSilicon's proprietary rights or acquire any rights in the Marks, except the limited use rights specified herein. Except as otherwise agreed by InSilicon in writing, Distributor will not: (i) register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which are translations thereof in any other language(s); or (ii) use or permit any subsidiary, affiliate, or Customer of Distributor to use the Marks as part of its trade name or company name. Upon InSilicon's request and at InSilicon's expense, Distributor will execute such instruments and take such actions that may be appropriate to protect InSilicon's interest in the Marks.

10.3 NO CONTINUING RIGHTS. Upon expiration or termination of this Agreement, Distributor will immediately cease all display, advertising and use of all InSilicon trademarks, trade names, logos and designations and will not thereafter use, advertise or display any trademark, trade name, logo or designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with InSilicon or the Software.

11.    WARRANTIES AND LIMITATIONS OF LIABILITY

11.1 WARRANTIES. Both parties represent that they have the right to enter into this Agreement . InSilicon warrants that the then current, unmodified version of the Software will perform substantially in accordance with InSilicon's Documenatation for a period of three (3) months from delivery to Distributor. InSilicon's sole obligation to remedy any breach of this warranty shall be to provide Second-line Support in an effort to remedy any defects. InSilicon does not represent that the Software is error-free or that the Software will satisfy all of Distributor's or Customer's requirements. Distributor shall make no representation or warranty concerning the Software which would expand the scope of the representations and warranties made by InSilicon in this Agreement.

11.2   DISCLAIMER. The warranties in this section will not apply if the
Software: (i) is modified or altered by Distributor or any party other than InSilicon; (ii) is combined or used with any software not supplied by InSilicon; or (iii) is not the then current version established by the most recent release of the Software. This Section 11 states the sole warranty of InSilicon relating to the Software. All other warranties, conditions, and representations, express, implied or verbal, statutory or otherwise, howsoever arising, are hereby excluded. INSILICON MAKES NO FURTHER WARRANTY UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, AND EACH PARTY DISCLAIMS ANY IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.

12.    LIMITATION OF LIABILITY

NEITHER PARTY WILL BE LIABLE TO THE OTHER OR TO ANY CUSTOMERS (AND DISTRIBUTOR WILL ENSURE THIS LIMITATION IS SET FORTH WITH ALL CUSTOMERS) FOR ANY SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ARISING OUT OF ANY BREACH OF THIS AGREEMENT, WHETHER ARISING IN TORT (INCLUDING NEGLIGENCE), CONTRACT, OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS PROVIDED BELOW. IN NO EVENT WILL EITHER PARTY'S LIABILITY FOR DAMAGES HEREUNDER, REGARDLESS OF THE NATURE OF THE LEGAL THEORY OF ANY CLAIM ASSERTED OR THREATENED, EXCEPT AS PROVIDED BELOW, UNDER ANY OR ALL PROVISIONS OF THIS AGREEMENT FOR ALL CAUSES OF ACTION ON A CUMULATIVE BASIS EXCEED THE GREATER OF: (1) THE AGGREGATE PAYMENT IT MAY RECEIVE FROM CUSTOMERS UNDER THIS AGREEMENT DURING THE PREVIOUS TWELVE MONTHS; OR (2) THREE MILLION DOLLARS ("CAP"). THIS SECTION NOTWITHSTANDING, THE CAP SPECIFIED HEREIN, AND THE PROHIBITION OF CONSEQUENTIAL, INDIRECT, INCIDENTAL OR SPECIAL DAMAGES, SHALL NOT APPLY TO: (1) ANY BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH HEREIN, PARTICULARILY AS APPLIED TO THE SOFTWARE; AND
(2) ANY BREACH OR MISUSE OF THE RIGHTS GRANTED HEREUNDER.

13.    INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS

The following states the entire liability and obligation of InSilicon to Distributor for infringement of the intellectual property rights of any third party. InSilicon disclaims any liability for incidental or consequential damages relating to the infringement of intellectual property rights.

13.1 ASSUMPTION OF RISK BY DISTRIBUTOR OF INFRINGEMENT. Distributor acknowledges and agrees that InSilicon has provided Distributor and Distributor's attorneys with an opportunity to examine in confidence InSilicon's specifications for the Software and other documentation relating to the operation, creation and development of the Software. Distributor agrees that, after either examining or declining to make such examination, Distributor is, except as otherwise explicitly provided in Section 11 of this Agreement, assuming full responsibility for any and all risks and liability of any type, whether known or unknown, relating to its exercise of the license rights to the Software granted to Distributor herein. InSilicon shall under no circumstances be liable to Distributor for damages of any kind whatsoever arising out of or based upon a claim or allegation that the Software violates any patent, copyright, trade secret or other intellectual property right of any third party.

13.2 LIMITED ASSISTANCE BY INSILICON. In the event that a claim or suit is brought against Distributor alleging that any of the Software infringes a patent, copyright, trademark, trade secret or other intellectual property right of a third party, Distributor shall immediately notify InSilicon in writing of all relevant details concerning such claim or suit and furnish InSilicon with copies of all relevant documents (including but not limited to all correspondence and pleadings other than attorney-client communications or in-house memoranda), and shall continue to keep InSilicon informed of the status of the claim or suit and provide InSilicon with copies of any and all additional related documents as they become available. Provided Distributor complies with the foregoing sentence, InSilicon shall, at its own expense, provide Distributor with the following limited assistance:

a) InSilicon will provide Distributor, pursuant to a confidentiality agreement acceptable to InSilicon, with all relevant documents in its possession concerning the development of the Software (provided that Distributor shall not disclose any of the same to others except under the protection of a court order preserving their confidentiality) and will provide, to the extent reasonably available, the assistance and testimony of InSilicon's senior technical personnel to assist Distributor in defense of such claim or suit.

b) If the claim or suit is based on an alleged infringement of any copyright, patent, trade secret or other intellectual property right under the laws of the United States, InSilicon may provide, to the extent reasonably available, legal counsel to assist, in an advisory capacity, Distributor's own counsel in preparing a defense. Except as provided in Section 13.3 of this Agreement, InSilicon's legal counsel will not appear in such claim or suit as counsel of record or otherwise and will have no responsibility to defend Distributor in any manner.

13.3 RIGHT TO INTERVENE. InSilicon reserves the right, at its own expense, to intervene in and to control the proceedings with respect to any such claim or suit as a party with counsel of InSilicon's choosing. In such event, Distributor's counsel shall cooperate fully with InSilicon's counsel in defending such claim or suit.

13.4   ALTERNATIVE REMEDY.  If a claim of infringement as described in
Section 13.1 of this Agreement may be or has been asserted, InSilicon may, at InSilicon's option and expense, elect to: (i) procure the right to continue using the relevant Software; (ii) replace or alter the Software so as to make it non-infringing while providing equivalent performance; or (iii) InSilicon shall have the right to terminate this Agreement with respect to the infringing Software.

13.5 LIMITATION. Notwithstanding the foregoing, InSilicon shall have no obligation or liability for any claim for infringement of the intellectual property rights of any party which is based on or results from: (i) modifications or alterations to the Software made by Distributor, or any party other than InSilicon, including NRE Work performed by or on behalf of Distributor; (ii) combination or use of the Software with any software not supplied by InSilicon; (iii) use of the Software in a manner not authorized or contemplated by this Agreement; or (iv) failure to promptly use the latest version of the Software.

14.    DISTRIBUTOR INDEMNITY

Subject to the liability limitations set forth in Section 12, Distributor shall defend and indemnify InSilicon against any damage, loss, liability or expense (including attorneys' fees) that InSilicon may incur as a result of:
(i) any modification or amendment of the prescribed terms of any Customer License Agreement that InSilicon did not specifically approve; (ii) any warranty, condition, representation, indemnity or guarantee granted by Distributor with respect to the Software in addition to or in lieu of the limited warranties specified in this Agreement; (iii) any omission or inaccuracy in Distributor's advertisements or promotional materials that relate to InSilicon or the Software or Documentation, including Localized versions; (iv) any customization or other modification of the Software or Documentation by Distributor or its employees, including NRE Work; (v) any third party claim for loss, damage, liability or expense arising out of any misrepresentations by Distributor to a Customer regarding the Software or any Software delivery dates; or (vi) Distributor's failure to comply with the sections of this Agreement titled "License Exclusions", "Export Controls", "Compliance with Laws" or "Ownership and Protection of Software and Confidential Information." This Section will not be construed to limit or exclude any other claims or remedies which InSilicon may assert under this Agreement or by law.

15.    TERM AND TERMINATION

15.1 TERM. This Agreement shall commence on the date identified above as the Effective Date and shall have an initial term of One (1) year, unless it is sooner terminated in accordance with the provisions hereof. Upon expiration of the initial term, this Agreement will automatically renew on a month-to-month basis unless renewed for a subsequent term by written agreement of the Parties or terminated as set forth in Section 15.3. 15.4, or elsewhere in this Agreement. Prior to expiration of the initial term or any subsequent renewal term, either Party may terminate this Agreement by providing thirty (30) days written notice to the other Party of its intention not to renew this Agreement.

15.2   TERMINATION.

a) MUTUAL TERMINATION RIGHTS. Either Party may terminate this Agreement at any time if the other Party commits a breach of this Agreement and fails to remedy such breach to the satisfaction of the non-breaching Party, within Thirty (30) days after receiving written notice thereof . InSilicon may terminate this Agreement at any time, without cause, upon giving Ninety (90) days written notice.

b      TERMINATION BY INSILICON.  InSilicon will have the right to terminate this Agreement immediately upon notice and without judicial or administrative notice or resolution upon occurrence of any of the following events: (i) Distributor fails to meet any Sales Quota; (ii) Distributor fails to pay any sum due in the time period specified in this Agreement and such failure is not cured within thirty (30) days after receipt of written notice thereof;
(iii) Distributor fails to perform any of its other obligations under this Agreement and such failure is not remedied within thirty (30) days after receipt of written notice thereof. (iv) Distributor, in InSilicon's reasonable belief, is about to take on the status of any the Subsections specified in Section 15.3, and after receipt of InSilicon's reasonable belief and basis therefor, has not rebutted the basis supplied by InSilicon within thirty (30) days after receipt of such notice .

15.3 AUTOMATIC TERMINATION. To the extent permitted by applicable law, this Agreement will automatically terminate without notice if either Party: (a) becomes insolvent, unable or ceases to pay its debts as they mature; (b) makes an assignment for the benefit of its creditors; (c) is liquidated or dissolved; or (d) has proceedings commenced (whether voluntary or involuntary) with respect to it under any bankruptcy, insolvency or debtor's relief law and such proceedings are not vacated or set aside within sixty
(60) days from the date of commencement thereof.

15.4 CHANGE OF CONTROL. In addition to the above, InSilicon may elect to terminate this Agreement (without liability or obligation to Distributor) on notice to Distributor in the event of a merger, or sale of substantially all of the assets or change of control, of Distributor. A "change of control" shall be deemed to occur when an entity acquires fifty percent (50%) or more of the voting shares or equity interest in Distributor or in the event of a change of a majority of the Board not approved by the then members of the Board, (or majority of the partners if a partnership) within a one (1) year period, of Distributor. InSilicon will not exercise the election to terminate this Agreement as set forth above unless in InSilicon's reasonable business judgment InSilicon perceives that the merger or change of control of
Distributor: (i) would adversely effect Distributor's ability to perform its duties as set forth in this Agreement; or (ii) would be harmful to InSilicon's business interests.

15.5 PAYMENT ON TERMINATION OR EXPIRATION. If this Agreement is terminated by InSilicon in accordance with Sections 15.2, 15.3 or 15.4, or terminated by Distributor, then Distributor will have no right whatsoever to receive any commission or other payments of any kind from InSilicon at any time after the effective date of such termination. The Parties agree Distributor shall have a period of six (6) months from the date of termination or expiration to submit to InSilicon any claim for commission or other payments due from InSilicon to Distributor, at which time any additional commissions verified by InSilicon as being due, will be paid in accordance with the terms of this Agreement. This Section 15.5 notwithstanding, upon expiration, all Customer licenses for specified rights to use such Software in accordance with the Customer License Agreement, IFG Customer License Agreement or other authorized agreement, including those specified in Exhibit E, for which the appropriate use fees have been paid and received, shall continue.

16.    EFFECT OF TERMINATION

16.1 RIGHTS. Upon the expiration or termination of this Agreement, all rights and licenses to use and distribute the Software granted by InSilicon to Distributor will immediately cease.

16.2 OBLIGATIONS UPON TERMINATION. Upon termination of this Agreement, Distributor shall immediately: (i) cease to use any Documentation or advertising material identifying it as a Distributor of InSilicon or the Software; (ii) unless otherwise agreed by InSilicon in writing: (a) cease using and purge from its systems all copies of the Software, Materials, and Documentation and Confidential Information (including all internal use and demonstration licenses granted under Section I of this Agreement); (b) destroy or return such items to InSilicon; and (c) certify, in writing, through one of its officers, to InSilicon that it has returned or destroyed all items listed in 16.2(ii)(a) hereof within its possession or under its control and shall not retain any copies thereof; and (iii) remove promptly all signs, cancel all business listings, and take such other reasonable action as may be necessary to remove its identification as a Distributor of InSilicon or of the Software.. Distributor shall simultaneously disclose to InSilicon the identity of all Customers and contacts therein, and the current state of negotiations with, all potential Customers within the Territory, and a list thereof, including contacts therein, together with copies of all applicable correspondence with such potential Customers. Immediately upon termination, Distributor shall immediately pay InSilicon all sums that are outstanding under this Agreement, the due dates of which shall be automatically accelerated to the date of termination

16.3 ASSIGNING AGREEMENTS. Upon termination, Distributor shall offer to assign or perfect the assignment to InSilicon or its nominee of any license agreements (and any other Maintenance contracts) previously entered into by Distributor. If InSilicon or its nominee shall accept such assignment of a contract, then Distributor shall notify the Customer and shall pay to InSilicon or its nominee: (i) all future revenues received by Distributor under any Customer License Agreement, except future installment payments for which Distributor has already paid InSilicon in full; and (ii) such portion of any Customer prepayments for Maintenance as fairly reflects the proportionate balance of the Maintenance term and, in consideration thereof, InSilicon or its nominee shall hold Distributor harmless against all future liability, obligation, cost or expenses arising thereafter; but nothing in this Section requires InSilicon or its nominee to indemnify Distributor from any liability, obligation, cost or expense in connection with the performance or non-performance of any Customer License Agreement by Distributor before assignment.

16.4 SURVIVAL OF TERMS. The provisions of this Agreement which shall survive any termination or expiration for what ever reason, shall include:
Sections 9, 10.2, 11, 12, 13, 14, and 17 of this Agreement.

16.5 NO DAMAGES FOR TERMINATION. Neither party will be liable to the other for damages of any type solely as a result of not renewing this Agreement or terminating this Agreement in accordance with its terms.

16.6 NONEXCLUSIVE REMEDY. Termination of this Agreement by either Party will be a nonexclusive remedy and will be without prejudice to any other right or remedy of such Party.

17.    GENERAL

17.1 NOTICES. All notices or demands shall be in writing in the English language and sent to each party's address set forth above by registered mail or airmail as appropriate, properly addressed and mailed with postage prepaid or sent by fax or express courier if delivery is confirmed by such form of transmission and if a copy is also sent by mail as set forth above. Any notice or other communication properly sent: (i) by courier will be deemed to have been received on the second business day after its date of posting; and
(ii) by registered airmail will be deemed to have been received on the fifth business day after its posting. Either party may change its address for notice by giving ten (10) days prior written notice to the other party.

17.2 ASSIGNMENT. Because of the personal nature of the services to be provided by Distributor under this Agreement, Distributor may not assign its rights or delegate its duties hereunder without the prior written consent of InSilicon. Any attempted assignment in violation of this provision will be void. No assignment by Distributor shall relieve Distributor of its obligations hereunder. InSilicon may assign this Agreement, upon thirty (30) days written notice, to any parent or entity of InSilicon, or in the event of a merger, acquisition or change in the effective control of InSilicon, to the successor entity. Any permitted assignee shall be bound by all of the terms and conditions of this Agreement.

17.3 INDEPENDENT CONTRACTORS. Distributor's relationship with InSilicon during the Term of this Agreement will be that of an independent contractor. Distributor will not have, and will not represent that it has, any authority to bind InSilicon, to assume or create any obligation, express or implied, to enter into any agreement regarding Software, or to make any warranties or representations on behalf of InSilicon or in InSilicon's name, except as may be specifically authorized by InSilicon in writing. Except as set out in this Agreement nothing shall constitute the parties as partners, joint ventures or co-owners, nor constitute Distributor as the agent, employee of InSilicon, or empower Distributor to act for, bind or otherwise create or assume any obligation on behalf of InSilicon or any of its parents, subsidiaries, associates or affiliates.

17.4 FORCE MAJEURE. Neither InSilicon nor Distributor will be responsible for any failure to perform due to unforeseen circumstances, or to causes beyond InSilicon's or Distributor's reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials.

17.5 SEVERABILITY. If any provision of this Agreement is held to be unenforceable, in whole or in part, such holding will not affect the validity of the other provisions of this Agreement, all of which shall remain in full force and effect. No waiver, amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought. No waiver or neglect to enforce a provision of this Agreement in one instance shall be construed as a general waiver of a party's rights to enforce such provision.

17.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California, U.S.A.. All proceedings related to this Agreement shall be conducted in English, and venue for any such proceeding shall be in California. Distributor consents to said jurisdiction. Nothing in this Section will prevent InSilicon from seeking injunctive relief against Distributor, or filing legal actions for payment of outstanding amounts in the courts of the Territory. InSilicon and Distributor expressly exclude the United Nations

Convention on Contracts for the International Sale of Goods from this Agreement and any transaction between the parties that may be implemented in connection with this Agreement.

17.7 REMEDIES. InSilicon will have the right to preliminary and permanent injunctive relief, and specific performance against Distributor, in addition to any other rights or remedies it may have under this Agreement or under law, for any breach by Distributor of this Agreement. Notwithstanding the terms and conditions of Section 17.6 of this Agreement, any claim by InSilicon under this section may be heard, at InSilicon's option, in a court of competent jurisdiction located in the Territory.

17.8 CHOICE OF LANGUAGE. The original of this Agreement has been written in English. Distributor waives any right it may have under the law of the Territory to have this Agreement written in the local language.

17.9 WAIVER. The waiver by either party of any default will not waive subsequent defaults of the same or a different kind.

17.10 ENTIRE AGREEMENT. This Agreement (including the attached Exhibits referenced in this document) is the entire agreement between the parties, and supersedes any prior proposals, communications or agreements between the parties concerning the subject matter referenced herein, and may only be amended by a written instrument signed by authorized officers of both parties. The headings of this Agreement are for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized Distributors as of the Effective Date.

INSILICON CORPORATION              PHOENIX TECHNOLOGIES LTD.

By: /s/ Dave J. Power              By: /s/ Linda V. Moore
   ---------------------------        ------------------------------------

Name: /s/ Dave J. Power            Name: /s/ Linda V. Moore
     -------------------------          ----------------------------------

Title: V.P. & General Counsel      Title: VP, General Counsel & Secretary
      ------------------------           ---------------------------------

Date: 12 Feb 2000                  Date: Feb 12, 2000
     -------------------------          ----------------------------------

                                    EXHIBIT A
                                       TO
                         TECHNOLOGY DISTRIBUTOR AGREEMENT
                           BETWEEN INSILICON CORPORATION
                                       AND
                             PHOENIX TECHNOLOGIES LTD.


SOFTWARE: The Semiconductor IP Products licensed pursuant to this Agreement are those Software products as defined in the Agreement, as well as all modification and derivative works previously developed by Distributor based upon the Software, and all other software and firmware related to the Semiconductor IP Business that has been developed by Distributor and Distributor's subsidiary Phoenix Technologies KK (Japan) and assigned to inSilicon Corporation pursuant to the Contribution Agreement between Phoenix Technologies Ltd. and inSilicon Corporation dated November 30, 1999.

TERRITORY: Distributor shall have the right to distribute the Software only in the following territories, and only pursuant to the terms of this Agreement and its Exhibits:
       -      Japan
       -      Korea
       -      Taiwan
       -      Singapore
       -      Other territories in Asia upon written approval by inSilicon
              Corporation.

LANGUAGES FOR LOCALIZED VERSIONS: distributor is authorized to translate, subject to the terms of the Agreement, the Software and/or Documentation into the local languages of the countries in the Territories identified above.

   [LOGO]                                               inSilicon Agreement #
                                                                      Draft #


                                    EXHIBIT B
                                       TO
                          TECHNOLOGY DISTRIBUTOR AGREEMENT
                           BETWEEN INSILICON CORPORATION
                                       AND
                             PHOENIX TECHNOLOGIES LTD.

                      IFG CODE TECHNOLOGY LICENSE AGREEMENT

       This IFG Code Technology License Agreement ("Agreement") is entered
into in San Jose, California on                , 2000, (the "Effective Date")
between INSILICON CORPORATION ("inSilicon") a Delaware corporation having its principal place of business at 411 E. Plumeria Drive, San Jose, California
95134, USA and                  ("Licensee"), a            corporation having
its principal place of business at                            . Collectively
inSilicon and Licensee shall be referred to as "Parties" or individually as "Party".

       THE PARTIES AGREE AS FOLLOWS:

1.     DEFINITIONS.

1.1 "Licensee's Product" means the equipment manufactured or purchased by Licensee, as specifically referenced in an inSilicon official quotation, which is used with or incorporates the Object Code as licensed under this Agreement.

1.2 "Media" means diskette or CD-ROM, and in the case of Firmware includes an integrated circuit.

1.3 "Manufacturer" is a third party that the Licensee may use to manufacture Licensee's Product.

1.5 "Object Code" means the IFG Code, in binary machine executable form as licensed hereunder.

1.6 "IFG Code" means the Object Code and/or the Source Code of the driver, protocol, stack, test applications, applications and/or firmware and all other material, documentation or software licensed under this Agreement as referenced in an Official Quotation and Licensee's purchase order, whether in whole or in part, and any and all updates, copies and modifications of same regardless of the form or media in or on which they may exist.

1.7 "Shrink Wrap License" means a license, the terms of which are at least as restrictive as those set forth in Exhibit A of this Agreement.

1.89 "Use" means one or more of the following as appropriate: configure, evaluate, design, verify, analyze, or compile,. Use with respect to the IFG Code shall be restricted to authorized reproductions of the delivered IFG Code only for Licensee's Product.

1.90 "OEM(s)" means Licensee's OEM customers who have purchased Licensee's Product.

1.10 "OEM's Product" means product designed and manufactured by or for OEM(s), and include third party product including Licensee's Product.

1.11 "Platform" means the unique combination of processor, operating system and controller for the Licensee's Product as referenced in an Official Quotation and Licensee's purchase order.

1.12 "Source Code" means the IFG Code and related programs and documentation in human readable form.

2.     LICENSE GRANT.

The IFG Code licensed under this license Agreement are protected by United States and worldwide copyright laws and treaties. Licensee acknowledges inSilicon's claim of copyright protection with respect to the IFG Code.

2.1 Subject to the terms and conditions of this Agreement and additionally, subject to the copyright licenses granted hereunder, and contingent upon payment of all amounts due hereunder, inSilicon grants to Licensee the following non-exclusive, non-transferable, worldwide copyright licenses for Use of the IFG Code by the Licensee for Licensee's designated Licensee Product:

       2.1.1 Licensee may Use the Source Code solely for the purposes of understanding the Source Code, making modifications thereto necessary for configuring the Source Code for its use with Licensee's Product, and creating assembled and compiled Object Code of such modified Source Code. Such Object Code shall contain a copyright attribution as follows: "Copyright 1999 (or other applicable year) inSilicon Corporation, All Rights Reserved". Such Object Code may be installed on Media and distributed ONLY with Licensee's Product to Licensee's customers, or as an upgrade to existing customers for Licensee's Product, provided however that distribution of such Media includes a Shrink-Wrap License. Notwithstanding anything else contained in this Agreement, Licensee and OEM may ship the Object Code without a Shrink Wrap license if the Object Code is embedded in the Licensee's Product.

       2.1.2 A license to have Manufacturer(s) install the Object Code onto Media. Provided, however, any disclosure to Manufacturer is made ONLY in Object Code, solely for the limited purpose of having Manufacturer(s) install the Object Code onto Media. Prior to disclosure of the Object Code, such Manufacturer(s) shall sign an agreement with Licensee which includes: (a) a confidentiality provision at least as restrictive as set forth in Section 10 of this Agreement, and (b) a provision that Manufacturer may not use the Object Code for anyone other than Licensee or for any purpose other than for the purposes set forth in this Section 2.1.2.

       2.1.3 A license to copy the IFG Code only as necessary for Licensee's Use of the IFG Code as set forth in this Section 2, and for backup purposes.

2.2    Distribution Of The Object Code

       2.2.1 inSilicon grants to Licensee a right to distribute the Object Code only with the Licensee's Product to OEMs, for the sole purpose of having the OEM install such Object Code on Media and distribute such media with OEM's Product to OEM's customers, provided however that distribution of such Media includes a Shrink Wrap License, and for no other purpose by the OEM whatsoever. Licensee may also distribute the Object Code as an upgrade to existing OEMs / customers for Licensee's Product

       2.2.2 Licensee accepts full responsibility and liability for the actions of OEMs, or the OEMs failure to act. Licensee will indemnify and hold inSilicon harmless from any actions of OEMs, or the OEMs failure to act. Licensee will be responsible for the maintenance and support of Object Code supplied to OEMs.. Licensee agrees it will be responsible for payment to inSilicon of all License Fees due as a result of the distribution by OEMs of the Object Code, as set forth herein.

       2.2.3 Prior to disclosure of the Object Code by Licensee to OEMs, Licensee shall execute a written agreement with said OEM. Said agreement shall include, at a minimum, the following: (a) a provision indicating confidentiality terms at least as restrictive as set forth in Section 10 of this Agreement; (b) a provision indicating that each OEM agrees to use the Object Code only for incorporation into OEM's Product, and for no other purpose; (c) a provision indicating that OEM agrees not to distribute the Object Code, as a stand alone product, thereof to any third party except Licensee. OEM may also distribute the Object Code as an upgrade to OEM's existing customers; (d) a provision indicating that OEM agrees not to alter or remove inSilicon and its suppliers' copyright notices from the Object Code; (e) a provision indicating that OEM is prohibited from and will not develop, market, license or sell the OEM Product based upon or incorporating technology derived from the Object Code as a standalone product; (f) a provision indicating that OEM agrees not to disassemble or reverse engineer the Object Code; (g) a provision indicating that OEM agrees that inSilicon shall not be responsible or liable to OEM with respect to the Object Code;
(h) a provision indicating ownership by inSilicon and its suppliers of the underlying work of the Object Code (if such work has been modified by Licensee); or ownership by inSilicon and its suppliers of the Object Code (if such work has not been modified by Licensee); (i) a provision indicating that OEM agrees that inSilicon will not be responsible for the maintenance and support of the Object Code to OEM; (j) a provision indicating that inSilicon provides no warranty of any kind to OEM, and that the Object Code is being provided "AS-IS' by inSilicon; (k) a provision indicating that OEM agrees that inSilicon will not be responsible for indemnifying OEM under any legal theory; (l) a provision indicating that termination of the agreement between inSilicon and Licensee will terminate Licensee's agreement with OEM with respect to the Object Code.

2.3 inSilicon will have no liability or responsibility for IFG Code modified in any way by anyone other than inSilicon, whether or not permitted hereunder. Licensee has the sole responsibility for supporting Licensee's modifications. Licensee will indemnify and hold inSilicon harmless for any defects that arise from Licensee's modifications. Licensee will not be obligated to provide inSilicon with Licensee's modifications. If Licensee provides inSilicon with a copy of any modification, unless otherwise agreed in a separate writing signed by authorized representatives of the Parties, Licensee will be deemed to have granted inSilicon a non-exclusive, perpetual, irrevocable, worldwide, royalty free license to use, modify, and sublicense, distribute, and allow others to distribute any such Licensee's modification, alone or in conjunction with inSilicon's own products, for any purpose inSilicon deems fit.

2.4 TITLE. Except for any third party software which may be included as a part of the IFG Code, and which inSilicon has the rights to license, inSilicon retains all rights, title and ownership of the IFG Code, design techniques and documentation, including all intellectual property rights embodied therein, and all subsequent copies, modifications (including but not limited to any Object Code), and updates, regardless of the form or media in or on which the original and other copies may exist. This license is not a sale of the IFG Code, such design techniques or documentation or any copies thereof, and title to same shall at all times remain with inSilicon or its suppliers.

2.5. LICENSE RESTRICTIONS. Licensee acknowledges that the scope of the licenses granted hereunder does NOT permit Licensee to (a) disclose, sublicense, distribute, transfer, use or allow access to the Source Code, (or any portion thereof) to a third-party without prior written consent signed by an authorized representative of inSilicon. inSilicon may grant or withhold such consent at its sole discretion; (b) decompile, disassemble, reverse engineer or attempt to reconstruct, identify or discover any Source Code from Object Code, underlying ideas, underlying user interface techniques or algorithms of the IFG Code by any means whatever, or disclose any of the foregoing, except as specifically authorized in this Agreement; (c) provide, lease, lend, use for timesharing or service bureau purposes the IFG Code; (d) Use or allow others to Use the IFG Code for the benefit of third parties except as provided in this Agreement; (e) disclose the results of any benchmarking of the IFG Code (whether or not obtained with inSilicon's assistance) to third parties, (f) Transfer the IFG Code; (g) develop functional equivalents of the IFG Code, except in the case where the functionally equivalent IFG Code is developed independently by Licensee's employees who have not had direct or indirect access or exposure to any of inSilicon's IFG Code, and such development is properly documented as independent; or (h) distribute the Object Code to third parties, except as provided in Section 2.2; or (i) Licensee to alter or remove, or permit any third party to alter or remove, inSilicon and its suppliers' copyright notices from the IFG Code.

3.     Reserved

4.     DELIVERY.

4.1 DELIVERY. The IFG Code shall be shipped to Licensee as specified in the Official Quotation after receipt and acceptance by inSilicon of Licensee's purchase order.

5.     Reserved

6.     CONSIDERATION.

6.1 ASSOCIATED FEES. Licensee will pay inSilicon the associated license fees for the IFG Code, any applicable per unit royalties, Reuse, training, and/or other service fees ["Associated Fee(s)"], as set forth in the inSilicon official quotation and invoiced by inSilicon. Licensee's commitment to pay the Associated Fees to inSilicon will be non-cancelable and the payment due will be an absolute commitment. No payment will be refundable under any circumstances, except as set forth in Section 8 below. All payments are payable in United States dollars and if credit is approved in advance by inSilicon's finance department, payment terms are Net 30 days from the date of inSilicon's invoice to Licensee, except with regard to per unit royalties where payment will be due and payable as set forth in this Section 6.

6.2 TAXES. Associated Fees and all other amounts payable by Licensee to inSilicon hereunder do not include any taxes, duties or charges by what ever name called imposed by any federal, state, local, or foreign jurisdiction. Licensee will pay any and all such taxes, duties and charges by whatever name called (other than taxes based on inSilicon's net income) and will provide inSilicon with satisfactory evidence of such payment on request. If a foreign government requires taxes to be withheld on payments to be made by Licensee hereunder, then Licensee may deduct such taxes from the amount owed to inSilicon and pay them to the appropriate tax authority. Licensee shall obtain and deliver to inSilicon a receipt and all other documents necessary for inSilicon to claim a Foreign Tax Credit.

6.3 ROYALTIES. If per unit royalties are applicable, Licensee will report and pay such royalties as set forth herein. If Licensee is required to pay per unit royalties, Licensee will submit royalty reports to inSilicon, on the Royalty Report form attached as Exhibit B, before the end of the month following each calendar quarter after the Effective Date of this Agreement. Each royalty report will accurately set forth the number of units of each Licensee's Product sold, or otherwise distributed or disposed of by Licensee during such quarter. Each such report will be accompanied by payment of all Associated Fees due to inSilicon pursuant to said report. Licensee's obligations to furnish quarterly royalty reports and to make quarterly royalty payments to inSilicon will continue as long as Licensee sells or distributes Licensee's Product, the design of which integrates the IFG Code. Royalty reports are required even if Licensee reports no such sales or other distributions or disposals of Licensee's Product. If Licensee stops selling Licensee's Product, Licensee will promptly submit to inSilicon a written notice, a final quarterly royalty report, a final royalty payment in the full amount of all Associated Fees due to inSilicon and a written certification that it has stopped selling Licensee's Product.

6.4 ASSOCIATED FEE AUDIT inSilicon may audit or have a third party audit once per calendar year Licensee's records relating to the IFG Code to determine whether Licensee has correctly reported and calculated all of the Associated Fees due inSilicon. Licensee will give the auditors reasonable access during normal business hours to Licensee's premises where such records and documentation are located. If an audit discloses an underpayment of Associated Fees, Licensee will immediately pay inSilicon the additional fees due with interest, from the original payment due date, at the rate of one percent per month. inSilicon and Licensee will bear their own expenses incurred in the audit; however, if an audit discloses an underpayment of Associated Fees of five percent (5%) or more of the total Associated Fees originally due for any quarter, Licensee will reimburse inSilicon for all reasonable expenses incurred by inSilicon in the audit.

7.     TERM AND TERMINATION.

7.1 TERM. The term of this Agreement shall begin upon the Effective Date and shall continue for a period of three (3) years, and shall automatically renew for subsequent one (1) year periods thereafter unless sooner terminated in accordance with the terms hereinafter set forth.

7.2 BREACH. If Licensee breaches a material provision of this Agreement, and does not cure such breach within thirty (30) days after written notice from inSilicon and provide inSilicon with written notice of such cure, inSilicon shall have the right at its option to: (a) suspend performance until such breach is cured; (b) terminate this Agreement; or (c) seek a combination of (a) and (b) and those remedies available at law or equity to the extent not limited by the terms of this Agreement. The election of (a),
(b), or (c) above shall not excuse the Licensee from any obligation arising prior to the date of such election.

7.3 INSOLVENCY. Should Licensee: (a) become insolvent; (b) make an assignment for the benefit of creditors; (c) file or have filed against it a petition in bankruptcy or seeking reorganization; (d) have a receiver appointed; (e) institute any proceedings for liquidation or winding up; then inSilicon may, in addition to other rights and remedies it may have, terminate this Agreement immediately by written notice.

7.4 CONSEQUENCES. Upon termination of this Agreement, the licenses, rights and covenants granted hereunder and the obligations imposed hereunder shall cease except as otherwise expressly set forth herein. Upon termination, Licensee shall destroy the IFG Code including all copies and documentation in Licensee's possession and control , and provide to inSilicon written notice of such destruction, signed by an officer of Licensee, within thirty (30) days of termination, provided, however, that Licensee shall have the right to sell or otherwise dispose of any inventory of Licensee's Product then on hand as of the date of termination to the extent the quantity of such inventory is in a reasonable amount under then current business conditions. inSilicon will not be liable to the Licensee for damages of any sort solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement will be without prejudice to any other right or remedy of either Party.

8.     WARRANTY.

8.1 LIMITED WARRANTY. If the IFG Code has been delivered by inSilicon on physical media, inSilicon warrants that, for a period of thirty (30) days from shipment, the media will be free from material physical defects under normal use. If such a defect is found, return the media to inSilicon for replacement or alternate delivery of the IFG Code as inSilicon may select. inSilicon further warrants that for a period of thirty (30) days from shipment, the unmodified IFG Code, as delivered, will materially meet inSilicon's published specifications. inSilicon's obligations under this warranty at inSilicon's option are limited to providing the Licensee with a copy of corrected IFG Code or requesting the return of the IFG Code and upon its return terminating this Agreement and refunding the license fee and any maintenance charges paid hereunder. This limited warranty shall be VOID if the IFG Code is modified by Licensee in any manner. THIS WARRANTY IS EXPRESSED IN LIEU OF, AND INSILICON DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES OF NON-INFRINGEMENT OF THE RIGHTS OF THIRD PARTIES (INCLUDING WITHOUT LIMITATION RIGHTS UNDER PATENT, COPYRIGHT AND TRADE SECRETS), AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON INSILICON'S PART. LICENSEE ACCEPTS THE IFG CODE IN "AS IS" CONDITION. INSILICON SHALL NOT BE LIABLE OR OBLIGATED IN ANY MANNER FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES EVEN IF INSILICON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.     INDEMNITY AND REQUIRED LICENSES

9.1 INDEMNITY. inSilicon shall NOT have any obligation whatsoever to indemnify Licensee against any claim, suit or proceeding that the IFG Code infringes any intellectual property rights including trade secret of any party. inSilicon shall have no liability for, and Licensee shall indemnify and hold inSilicon harmless from all claims arising out of Licensee's modification or Licensee's Use of the IFG Code.

9.2 REQUIRED LICENSES: Licensee is solely responsible for determining and obtaining any and all lawfully required licenses from third parties, including for the lawful import, export, use, sales, manufacture, distribution or other disposal of Licensee's Product. Without limiting the generality of the foregoing, Licensee acknowledges that Licensee is aware that implementation or use of the IFG Code, whether to comply with industry specifications or standards or otherwise, may require Licensee to obtain certain licenses. Licensee agrees that it shall be solely responsible for determining whether its use of the IFG Code requires licenses from third parties, and to obtain any such license. inSilicon disclaims any obligation to bring information about such required licenses to Licensee's attention.

10.    CONFIDENTIALITY

10.1 CONFIDENTIAL INFORMATION. For purposes of this Section 10, "Confidential Information" means all technical, financial, commercial, legal or other information, in whatever form or media, that is not generally known to the public, whether or not it is patented, registered or otherwise publicly protected, and includes, without limitation, the IFG Code. Included in this definition are the terms and conditions of this Agreement, which shall remain confidential; however, the Parties may disclose the existence of this Agreement and the licensor/ licensee relationship created thereby.

10.2 NONDISCLOSURE. Licensee shall maintain in confidence all Confidential Information communicated, discussed, delivered or made available to Licensee, and except as required to fulfill the purposes of this Agreement, shall not use or disclose this information to any third party, firm or corporation, including any agent, affiliate, subsidiary, consultant, or contractor of the Parties, without the prior written consent of inSilicon.

10.3 TERM. The obligations imposed by this Section 10 shall expire five (5) years after the final expiration or termination of this Agreement by either Party, except for the Source Code for which Licensee's obligations under this
Section 10 shall remain in perpetuity.

10.4 ACCESS TO IFG CODE. In partial discharge of the obligations set forth in Sub-Section 10.1 to 10.3 above, Licensee agrees that the IFG Code and documentation furnished hereunder shall be treated as proprietary trade secrets of inSilicon. Licensee shall keep all Confidential Information in a secure location and restrict access to authorized personnel only. Licensee will not make the IFG Code or the documentation available in any form to any person other than to Licensee's employees with a need to know at the Licensees location(s). Licensee further agrees that in no event shall it decompile, disassemble or reverse engineer the IFG Code.

11.    GENERAL PROVISIONS.

11.1 SEVERABILITY. If any provision of this Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions thereof.

11.2 NON-ASSIGNMENT. Without inSilicon's prior written consent, neither this Agreement nor any interest therein or part thereof shall be transferable or assignable by the Licensee, by operation of law or otherwise.

11.3 DAMAGE LIMITATION. INDEPENDENT OF ANY REMEDY LIMITATION HEREOF, AND REGARDLESS OF WHETHER THE PURPOSE OF SUCH REMEDY IS SERVED, IT IS AGREED THAT IN NO EVENT SHALL EITHER INSILICON OR ITS SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, INTERRUPTION OF SERVICE, OR LOST INFORMATION, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND UNDER THIS AGREEMENT ARISING OUT OF THE USE OF OR INABILITY TO USE THE IFG CODE, EVEN IF INSILICON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. . IN NO EVENT SHALL INSILICON'S TOTAL MONETARY OBLIGATION, UNDER ANY CLAIM FOR ANY CAUSES OF ACTION UNDER ANY LEGAL THEORY PURSUANT TO THIS AGREEMENT, EXCEED THE LICENSE FEE PAID TO INSILICON FOR THE IFG CODE THAT GAVE RISE TO THE ACTION OR CLAIM.

11.4 GOVERNING LAW. This Agreement shall be governed by and enforced in accordance with California law and exclusive of any law or principle which would apply the law of any other jurisdiction.

11.5 WAIVER. No failure or delay on the part of either Party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof.

11.6 USE AUDIT. Licensee shall keep full, clear and accurate records with respect to its Use of the IFG Code. inSilicon shall have the right to examine and audit upon notice at all reasonable times all such records and such other records and accounts as may contain information bearing upon Licensee's compliance with the terms of this Agreement.

11.7 OTHER LICENSES. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either Party hereunder any license or other right except the licenses and rights expressly granted hereunder to a Party hereto. All rights reserved.

11.8 EXPORT. Licensee agrees that neither the IFG Code nor any direct product thereof shall be exported or re-exported directly or indirectly in violation of U.S. export laws.

11.9 NOTICE. Unless either Party notifies the other of a different address, any notice or other communication required or permitted hereunder shall be sufficiently given, if sent by certified or registered mail, postage prepaid, return receipt requested, to the addresses set forth in the preamble of this Agreement to the attention of the Legal Counsel, or to such other address as may be designated by a Party by giving written notice to the other Party.

11.10  SURVIVAL. The provisions of Sections 1. (Definitions), 2.4 (Title),
2.5. (License Restrictions), 6 (Consideration) 7.4 (Consequences), 8 (Warranty), 9 (Indemnity and Required Licenses), 10 (Confidentiality), 11.3 (Damage Limitation), 11.4 (Governing Law), 11.6 (Use Audit), 11.7 (Other Licenses), 11.11 (Survival), 11.8 (Export) and 11.16 (Government Restricted Rights) shall survive the termination of this Agreement.

11.11 NO AGENCY. Nothing herein contained shall be construed to constitute the Parties hereto as partners or joint venturers or the agent of another Party in any sense of those terms whatsoever.

11.12 PUBLICITY. This Agreement expressly allows both Parties to disclose the existence of this license and Licensee's name to third parties. Both Parties agree to cooperate to issue a press release.

11.13 GOVERNMENT RESTRICTED RIGHTS. The IFG Code is provided with "RESTRICTED RIGHTS." Use, duplication, or disclosure by the Government is subject to restrictions as set forth hereunder. Use of the IFG Code by the Government constitutes acknowledgment of inSilicon's proprietary rights therein. In the event that Licensee is required, due to its contract or pending contract with the United States Government, to provide the IFG Code or Object Code to the United States Government, then Licensee shall sign an Addendum for such rights. Licensee shall not provide the IFG Code or Object Code to the United States Government for a proposal or bid.

11.14 ENTIRE AGREEMENT. This Agreement and its Exhibits contain the entire Agreement and understanding between the Parties with respect to the subject matter hereof and merges and supersedes all prior oral and written agreements, understandings and representations. No addition or modification to this Agreement is valid unless made in writing and signed by both Parties hereto. The printed terms and conditions of any purchase order form issued by Licensee shall not modify or be a part of this Agreement.

11.15 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but such counterpart together shall constitute only one and the same instrument.

11.16 NO MODIFICATION. Licensee represents and warrants that it has not modified the terms of this Agreement in any way, and is signing the latest version of the Agreement provided by inSilicon as of the date Licensee has signed below.

       IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement. Each signatory, by signing below, certifies that he or she has the authority to bind to this Agreement the respective Party for which he or she signs.

LICENSEE:

By            FOR SAMPLE PURPOSES ONLY
            --------------------------------------
              Signature

Name
            --------------------------------------
              Type or Print

Title
            --------------------------------------

Date
            --------------------------------------

INSILICON CORPORATION

By            FOR SAMPLE PURPOSES ONLY
            --------------------------------------
              Signature

Name          David J. Power
            --------------------------------------
              Type or Print

Title         General Counsel
            --------------------------------------

Date
            --------------------------------------

   [LOGO]                                                 inSilicon Agreement #
                                                                        Draft #

                               EXHIBIT A
                          SHRINK WRAP LICENSE

       BY PUTTING THE DISKETTE INTO YOUR DISK DRIVE OR PUTTING THE CD-ROM INTO YOUR CD-ROM DRIVE YOU, THE END USER ("LICENSEE") INDICATE YOUR ACCEPTANCE OF THE TERMS OF THIS SHRINK WRAP LICENSE AGREEMENT ("AGREEMENT") BETWEEN YOU AND _________________________("COMPANY"). COMPANY WILL ONLY GRANT YOU A LICENSE TO THE SOFTWARE, HEREIN DEFINED ("SOFTWARE"), ON THE CONDITION THAT YOU AGREE TO THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE DISKETTE OR CD-ROM TO COMPANY OR ITS AUTHORIZED DEALER.

1. LICENSE GRANT. Subject to Company's receipt of payment for this license and Licensee's compliance with the terms and conditions of this Agreement. Company hereby grants to Licensee a non-exclusive, nontransferable copyright license to allow Licensee's employees to install such object code copies of the programs loaded onto the media provided by Company (the "Software"), only on Licensee's computers which use Company's product, and for no other purpose whatsoever. The rights and licenses with respect to the Software granted by this Agreement are not transferable or sublicenseable by Licensee (even to other entities, which control, are controlled by or are under common control with Licensee). Licensee shall neither itself nor allow third parties to, under any circumstances, disassemble, decompile, or reverse engineer the Software, or disclose the Software to any third parties.

2. COPIES. Licensee may not copy the Software or any part of the Software, except when making a single copy of the Software for backup or archival purposes only, and such single copy must bear all proprietary legends that are on the original Software program. Licensee may be held legally responsible for any copying or copyright infringement, which is caused or encouraged by Licensee's failure to abide by the terms of this restriction.

3. PROPRIETARY SOFTWARE. The Software is proprietary to inSilicon Corporation located at 411 East Plumeria Drive, San Jose, California 95134 ("inSilicon") and its suppliers. All applicable rights to patents, copyrights, trademarks and trade secrets in the Software or any modifications made by inSilicon and its suppliers to the Software are and shall remain in inSilicon and its suppliers.

4. CONFIDENTIALITY. By accepting this license, Licensee acknowledges that the Software and accompanying materials, and any proprietary information contained in the media, are proprietary in nature and were developed or acquired at great expense. Licensee agrees not to disclose to others or utilize such trade secrets or proprietary information except as provided herein. To satisfy its confidentiality obligations with regard to the Software, Licensee agrees to secure and protect the Software, and any documentation thereof, in a manner consistent with the maintenance of Company and inSilicon and its suppliers' rights therein and to take appropriate action by written agreement with its employees, who shall only be provided access to the Software if they have a demonstrable "need to know" such Software.

5. NO EXPORT. Licensee certifies that no confidential information or any portion thereof, will be exported to any country in violation of the United States Export Administration Act and regulations there under.

6.     WARRANTIES AND LIMITATION OF LIABILITY

Licensee understands that some or all of the technology addressed by this Addendum is owned by inSilicon and its suppliers ("inSilicon Technology"). Licensee understands and agrees that the inSilicon Technology is provided "AS IS" WITH NO WARRANTIES WHATSOEVER FROM INSILICON AND ITS SUPPLIERS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY WARRANTY OTHERWISE ARISING OUT OF ANY PROPOSAL, SPECIFICATION, OR SAMPLE. IN NO EVENT WILL INSILICON OR ITS SUPPLIERS BE LIABLE TO LICENSEE FOR ANY LOSS OF PROFITS, LOSS OF USE, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT INSILICON OR ITS SUPPLIERS HAVE ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

7. TERMINATION. This Agreement is effective until terminated. This Agreement will terminate immediately without any notice from Company if Licensee fails to comply with any provision of this Agreement. Upon termination, Licensee must destroy the Software, any copies, and any related documentation. The confidentiality obligations set forth in Section 4 of this Agreement shall survive the termination of this Agreement and will continue in effect until such time as inSilicon may make the Software available to the public without restrictions on disclosure.

GENERAL. (a) Licensee acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms, and further agrees that this Agreement is the complete and exclusive agreement between the parties, which supersedes and merges all prior oral or written understandings between the parties relating to this Agreement; (b) This Agreement shall be construed in accordance with the laws of the United States and the State of California, exclusive of any conflict of law principles; (c) Licensee shall be liable for and shall pay all charges and taxes (local, state, federal and foreign), including all sales and use taxes, which may now or hereafter be imposed or levied upon the license or possession of the Software, excluding, however, taxes based on Company's income.

   [LOGO]                                                 inSilicon Agreement #
                                                                        Draft #

                                    EXHIBIT C
                                       TO
                          TECHNOLOGY DISTRIBUTOR AGREEMENT
                           BETWEEN INSILICON CORPORATION
                                       AND
                             PHOENIX TECHNOLOGIES LTD.


            INSILICON CORPORATION  - UNILATERAL NON-DISCLOSURE AGREEMENT

       This Agreement ("Agreement") is entered into and made effective as
of                 , 2000, by INSILICON CORPORATION, having an office at 411
East Plumeria Drive, San Jose, California 95134 U.S.A., ("inSilicon" herein)
and                having an office at                          ("Recipient"
herein); (referred to collectively herein as "Parties").

The following applies when inSilicon discloses Information (as defined herein) to Recipient. In consideration of the foregoing, Recipient and inSilicon agree as follows:

       1. The term "Information" shall mean the confidential information relating to the following, which may include, without limitation, the products, data, know-how, documentation, business information, or other information of inSilicon or which inSilicon is authorized to disclose:

       inSilicon may disclose certain Information, which is software in binary executable form. If at any future time inSilicon discloses any updated versions of such Information, such disclosure shall be subject to the terms and conditions of this Agreement. Recipient shall neither themselves nor allow any third party to, disassemble, decompile, or reverse engineer such software, or disclose such software to any third party. SOURCE CODE WILL NOT BE DISCLOSED UNDER THE TERMS OF THIS AGREEMENT.

       2. Recipient will use the Information solely for evaluation and testing purposes in conjunction with business discussions and/or the possibility of entering into a licensing agreement with inSilicon, and for no other purpose whatsoever. Recipient assumes all risk, known and unknown, incident to its use of the Information and inSilicon shall have no liability of any kind to Recipient or any third parties arising out of such use. INSILICON DISCLAIMS ALL WARRANTIES INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES OF NON-INFRINGEMENT OF THE RIGHTS OF THIRD PARTIES (INCLUDING WITHOUT LIMITATION RIGHTS UNDER PATENT, COPYRIGHT, TRADE SECRETS OR OTHER INTELLECTUAL PROPERTY RIGHTS). RECIPIENT ACCEPTS THE INFORMATION IN "AS IS" CONDITION. INSILICON SHALL NOT BE LIABLE OR OBLIGATED IN ANY MANNER FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES EVEN IF INSILICON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

       3. For a period of three (3) years from the date of each disclosure of the Information, Recipient will treat the Information as confidential and secret and will not disclose any of the Information to anyone other than those of its employees (i) who have a need to know the Information in furtherance of the purpose set forth in Paragraph 2 above and
(ii) who have signed an agreement with Recipient obligating them (a) not to disclose any of the Information to anyone other than employees of Recipient who have signed similar agreements with Recipient and (b) not to use any of the Information for any purpose other than that purpose set forth in Paragraph 2 above.

       4. Before disclosing any of the Information to any of its employees, Recipient will advise each such employee that the Information is confidential and subject to the restrictions stated in Paragraph 3 above. Recipient further agrees to receive and maintain the Information using at least the same degree of care with which Recipient uses to protect its most valuable information, but in no event less than a reasonable degree of care. Recipient shall not make nor permit any other party to make, any copies or abstracts of the Information, in whole or in part.

       5. Recipient and its employees will make no further use of any of the Information for any purpose and will return all of the Information, received in a tangible form, to inSilicon upon the earlier of (i) fulfillment of the purpose set forth in Paragraph 2, above; (ii) a request by inSilicon
that Recipient return the Information; or (iii)      ________________ days
(if no days are specified, then it will be assumed to be 60 days) from the date of this Agreement.

       6. Nothing in this Agreement, nor the disclosure of the Information by inSilicon to Recipient, shall be construed to grant to Recipient any rights of any kind in any of the Information, by license or otherwise. The Information shall at all times remain the property of inSilicon.

       7. inSilicon shall be entitled to seek temporary and/or permanent equitable relief (including injunctive relief) in the event of any actual or threatened breach of this Agreement by Recipient, it being agreed that monetary damages may be insufficient to adequately compensate inSilicon. Recipient shall indemnify inSilicon against all losses and expenses incurred by inSilicon (including but not limited to reasonable counsel fees), which result from the breach of any portion of this Agreement by Recipient.

       8. This Agreement shall not apply to information that: (i) on the date of this Agreement was already known, lawfully and without any confidentiality restrictions by Recipient or available to the public; (ii) after the date of this Agreement, becomes known to Recipient other than by unauthorized disclosure or becomes available to the public other than by unauthorized disclosure; or (iii) was or is developed by Recipient independently without any use of any of the Information.

       9. Recipient agrees that the Information hereof shall not be exported or re-exported, directly or indirectly, in violation of United States export laws and regulations.

       10. This Agreement may not be assigned by Recipient. This Agreement sets forth the entire understanding of the individual Parties with respect to the subject matter of this Agreement, and may only be amended or modified in writing and signed by the Parties. This Agreement shall be deemed to be executed, and governed by the laws of the State of California, U.S.A. The persons executing this Agreement below represent that they have the requisite authority to do so.

INSILICON CORPORATION
By:      FOR SAMPLE PURPOSES ONLY
                                 ----------------------------
Name:
      -------------------------------------------------------
Title:
      -------------------------------------------------------

Recipient:    FOR SAMPLE PURPOSES ONLY
By:
   ----------------------------------------------------------
Name:
     --------------------------------------------------------
Title:
      -------------------------------------------------------

   [LOGO]                                                inSilicon Agreement #
                                                                       Draft #


                                      EXHIBIT D
                                         TO
                          TECHNOLOGY DISTRIBUTOR AGREEMENT
                           BETWEEN INSILICON CORPORATION
                                         AND
                             PHOENIX TECHNOLOGIES LTD.
                            TECHNOLOGY LICENSE AGREEMENT

       This Technology License Agreement ("Agreement") is entered into in San
Jose, California on                  , 2000 (the "Effective Date") between
INSILICON CORPORATION ("INSILICON") a Delaware corporation having its principal place of business at 411 E. Plumeria Drive, San Jose, California 95134, USA
and                         ("Licensee"), a             corporation having its
principal place of business at                                 . Collectively
inSilicon and Licensee shall be referred to as "Parties" or individually as "Party".

       THE PARTIES AGREE AS FOLLOWS:

1.     DEFINITIONS.

1.1 "Competitor" means a company, corporation, or other entity that develops, markets, and/or licenses products similar in function to inSilicon's line of commercially available semiconductor IP products.

1.2 "Contractor(s)" means a company, corporation, or other entity that provides services to Licensee's Design Group, and which will have access to or Use of the Core or Test Environment, as part of the services provided for Licensee. No Competitor shall be a Contractor.

1.3 "Core" means inSilicon's synthesizable core software product representing an integrated circuit function in hardware description language (e.g. Verilog/VHDL) source code which can be synthesized using conventional design tools, and which can be Instantiated in an integrated circuit design, as referenced in a Purchase Order specifying the Use and/or Reuse of the Core in said integrated circuit design, whether in whole or in part, and any and all updates, copies, modifications, regardless of the form or media in or on which they may exist. The Core includes all associated design files, as licensed under this Agreement.

1.4 "Defect(s)" means any mistake, problem, or error which is capable of reproduction by inSilicon and which causes: (a) an incorrect functioning or non-functioning of the Software; (b) renders the Software inoperable; or (c) causes the Software to fail to materially meet the specifications set forth in the Software documentation.

1.5 "Design Group" means a group within Licensee, which is a single design team designated to design Licensee's IC and/or test Licensee's IC, in the country indicated in the Licensee's address above. Such Design Group and it's location(s) must be identified on the relevant Purchase Order for the Software licensed under this Agreement.

1.6 "Instantiate" or "Instantiation" or "Instantiating" means to replicate or otherwise represent the Core in a Licensee's IC.

1.7 "Licensee's IC" means (a) a single Instantiation of a Core, either in whole or in part, in the device created from integrated circuit designs by the Design Group, as identified in the Purchase Order accepted by inSilicon, and/or (b) the device created from integrated circuit designs by the Design Group which is tested using the Test Environment.

1.8 "Purchase Order(s)" means the order form issued by Licensee to inSilicon specifying the Software, Reuse, new and/or additional Design Group, training, and/or services Licensee orders from inSilicon, and any Associated Fee(s) based on a corresponding Official Quotation.

1.9 "Reuse" means a single Instantiation of a reproduced Core, either in whole or in part, by the Design Group in a new or functionally different integrated circuit. A Reuse occurs at synthesis of Licensee's IC. Changes to fix functional problems (bugs), timing problems will not be considered a Reuse.

1.10 "SGN Format" means Core represented in a synthesized gate level net list format and other formats authorized by inSilicon, based on the Licensee's foundry process and technology as part of the process of manufacturing an integrated circuit.

1.11. "Software" means the Core and/or the Test Environment and all other material, documentation or software (including firmware) licensed under this Agreement, whether in whole or in part, and any and all updates, copies and modifications of same regardless of the form or media in or on which they may exist.

1.12 "Test Environment" means the inSilicon simulation and test software in source code form, and any associated design files, as licensed under this Agreement, and includes the following: (a) "Simulation Model" - a model in hardware description language (e.g. the Verilog/VHDL) source code which simulates the functionality and timing of an integrated circuit function in order to provide system level simulation and debugging capabilities and as more particularly specified in the Official Quotation, whether in whole or in part, and any and all updates, copies, modifications, regardless of the form or media in or on which they may exist; (b) "Analyzer" - a software tool to monitor and analyze simulation data and as more particularly specified in the Official Quotation, whether in whole or in part, and any and all updates, copies, modifications, regardless of the form or media in or on which they may exist.

1.13 "Transfer(able)" means the removal and/or Use of the Software to or at any address not listed as a Design Group location in a Purchase Order .

1.14 "Use" means one or more of the following as appropriate: configure, evaluate, synthesize, simulate, design, verify, monitor, analyze, compile, incorporate, embed, integrate, or Instantiate. Use with respect to the Core shall be restricted to reproductions of the Core.

2.     LICENSE GRANT.

The Software licensed under this Agreement are protected by United States and worldwide copyright laws and treaties. Licensee acknowledges inSilicon's claim of copyright protection with respect to the Software.

2.1 CORE LICENSE GRANT. Subject to the terms and conditions of this Agreement and all copyrights in the Core, and contingent upon payment of all Associated Fees due hereunder, as indicated in an Official Quotation and Licensee Purchase Order accepted by inSilicon, inSilicon hereby grants to Licensee's Design Group the following personal, nonexclusive, non-Transferable copyright licenses, without the right to sublicense:

(a) a license to the Design Group to internally Use, by reproducing in whole or in part, the Core and use such reproductions of the Core to design Licensee's IC for manufacture and sale;

(b) a license to Use Licensee's reproductions of the Core in the manufacture and sale of Licensee's ICs world-wide. The reproduced Core (or Licensee's IC) is to be incorporated into Licensee's products;

(c) a world-wide license to have Licensee's IC, which Instantiates all or any part of the reproduced Core, manufactured by a semiconductor manufacturer for sale or use only by Licensee provided: (i) the designs and specifications for such Licensee's IC are furnished by and originate with Licensee; (ii) said designs and specifications are in sufficient detail (excluding source code which may not be furnished) that no additional designing by the semiconductor manufacturer is required other than adaptation to such semiconductor manufacturer's normal production process and standards; (iii) all designs furnished to such semiconductor manufacturer are disclosed for the limited purpose of manufacture of Licensee's IC solely for Licensee under confidentiality provisions at least as restrictive as those contained in this Agreement; (iv) that the source code of the Software or reproduced Core is never disclosed to any third party; (v) Licensee obtains any and all lawfully required licenses from third parties which are required for the lawful import, export, use, sales, manufacture, distribution or other disposal of Licensee's IC.

(d) a license to Reuse the Core pursuant to the terms of Section 5. Licensee shall give inSilicon fifteen (15) days prior written notice of each such Reuse, and pay the applicable Reuse Fee and/or royalties stated in the Official Quotation for each such Reuse. Upon the receipt of a Purchase Order reflecting the terms of the Official Quotation, and payment of all Reuse Fees, a Reuse shall become a Licensee's IC for purposes of this Agreement.

2.2 SIMULATION MODEL GRANT. If applicable, and subject to the terms and conditions of this Agreement, and contingent upon payment of all Associated Fees due hereunder as indicated in an Official Quotation and Licensee Purchase Order accepted by inSilicon, inSilicon hereby grants to Licensee's Design Group a personal, nonexclusive, non-Transferable copyright license, (without the right to sublicense) to Use the Simulation Model by an user internally at the Design Group location to test Licensee's IC.

2.3 PATENT NON-ASSERTION: Both Parties agree not to assert against the other Party any patents that they may own or control related to the Software licensed under this Agreement.

2.4 TITLE. Except for any third party software which may be included as a part of the Software, and which inSilicon represents it has the rights to license, inSilicon retains all rights, title and ownership of the Software, design techniques and documentation, including all intellectual property rights embodied therein, and all subsequent copies, modifications (including but not limited to any SGN Format), and updates, regardless of the form or media in or on which the original and other copies may exist. This license is not a sale of the Software, such design techniques or documentation or any copies thereof.

2.5. LICENSE RESTRICTIONS. Licensee acknowledges that the scope of the licenses granted hereunder does NOT permit Licensee to (a) sublicense and/or manufacture as a standalone product the Software (or any portion thereof);
(b) decompile, disassemble, reverse engineer or attempt to reconstruct, identify or discover any source code, underlying ideas, underlying user interface techniques or algorithms of the Software by any means whatever, or disclose any of the foregoing, except as specifically authorized in this Agreement; (c) provide, lease, lend, or rent the Software; (d) Use or allow others to Use the Software for the benefit of third parties except as provided in this Agreement; (e) Transfer the Software; (f) develop functional equivalents of the Software, except in the case where the functionally equivalent software is developed independently by Licensee's employees or contractors who have not had direct or indirect access to any of inSilicon's Software, and such development is properly documented; or (h) distribute the SGN Format to third parties, except as provided in
Section 2.1 (c).

3.     QUOTATIONS AND PURCHASE ORDERS.

This is a "master agreement" to provide for licensing of Software by Licensee requesting an Official Quotation from inSilicon and Licensee issuing a Purchase Order based on the Official Quotation.

3.1 OFFICIAL QUOTATION. Upon Licensee's request, inSilicon will provide a written quotation for any Associated Fees, defined below, for Software, Reuse, new Design Group, training, and/or other products or services requested by Licensee ("Official Quotation").

3.2 PURCHASE ORDER. Licensee will have no obligation to license any particular Software from inSilicon, except as expressly set forth in Purchase Orders issued by Licensee, and accepted by inSilicon. The Purchase Order must contain all of the information set forth on the Official Quotation; any failure to reflect all terms referenced in an Official Quotation will render the Purchase Order void. Any terms, including pre-printed terms, contained on a Purchase Order, contrary to the Official Quotation, shall be deemed rejected by inSilicon unless approval of such additional terms is indicated in writing by inSilicon. Any pre-printed terms contained in Licensee's Purchase Orders shall be considered void. Notwithstanding anything to the contrary on the Purchase Order, should Licensee accept delivery of any Software or services from inSilicon, the information on an Official Quotation shall take precedence over the corresponding Purchase Order, and all Official Quotation(s) shall be subject to the terms and conditions of this Agreement.

3.3 Licensee will notify inSilicon if Licensee desires to license additional Software and/or an additional Design Group, Reuse of the Software previously licensed, and/or obtain other products or services, and inSilicon will issue an Official Quotation to Licensee pursuant to this Section 3. Such other services, including maintenance and support, and consulting may be subject to execution of a separate addendum to this Agreement.

4.     DELIVERY

The Software shall be shipped to Licensee within ten (10) business days after receipt and acceptance by inSilicon of a Purchase Order.

5.     SOFTWARE REUSE.

As condition of, and prior to, activation of the Reuse license set forth in
Section 2.1(d), Licensee agrees to notify inSilicon in writing when a Core or any portion of the design based upon the Core is to be Instantiated into a new and functionally different integrated circuit design, or is to be used in combination with other Cores licensed hereunder in Licensee's IC. Upon Licensee's request, inSilicon will provide Licensee an Official Quotation, pursuant to Section 3, for such Reuse. Upon issuance of a valid Purchaser Order by Licensee, inSilicon will invoice Licensee for the applicable Reuse fee(s).

6.     CONSIDERATION.

6.1 ASSOCIATED FEES. Licensee will pay inSilicon the associated license fees for the Software, any applicable per unit royalties, Reuse, new Design Group, training, and/or other service fees ["Associated Fee(s)"], as set forth in the Official Quotation and invoiced by inSilicon. Licensee's commitment to pay the Associated Fees to inSilicon will be non-cancelable and the payment due will be an absolute commitment. No payment will be refundable under any circumstances, except as set forth in Section 8 below. All payments are payable in United States dollars and if credit is approved in advance by inSilicon's finance department, payment terms are Net 30 days from the date of inSilicon's invoice to Licensee, except with regard to per unit royalties where payment will be due and payable as set forth in this Section 6.

6.2 TAXES. Associated Fees and all other amounts payable by Licensee to inSilicon hereunder do not include any taxes, duties or charges by what ever name called imposed by any federal, state, local, or foreign jurisdiction. Licensee will pay any and all such taxes, duties and charges by what ever name called (other than taxes based on inSilicon's net income) and will provide inSilicon with satisfactory evidence of such payment on request. If a foreign government requires taxes to be withheld on payments to be made by Licensee hereunder, then Licensee may deduct such taxes from the amount owed to inSilicon and pay them to the appropriate tax authority. Licensee shall obtain and deliver to inSilicon a receipt and all other documents necessary for inSilicon to claim a Foreign Tax Credit.

6.3 ROYALTIES. If per unit royalties are applicable, Licensee will report and pay such royalties as set forth herein. If Licensee is required to pay per unit royalties, Licensee will submit royalty reports to inSilicon, on a form approved by inSilicon, before the end of the month following each calendar quarter after the Effective Date of this Agreement. Each royalty report will accurately set forth the number of units of each Licensee's IC sold, or otherwise distributed or disposed of by Licensee during such quarter. Each such report will be accompanied by payment of all Associated Fees due to inSilicon pursuant to said report. Licensee's obligations to furnish quarterly royalty reports and to make quarterly royalty payments to inSilicon will continue as long as Licensee sells or distributes Licensee's IC, the design of which is based in part on the Core. Royalty reports are required even if Licensee reports no such sales or other distributions or disposals of Licensee's IC. If Licensee stops selling Licensee's IC, Licensee will promptly submit to inSilicon a written notice, a final quarterly royalty report, a final royalty payment in the full amount of all Associated Fees due to inSilicon and a written certification that it has stopped selling Licensee's IC.

7.     TERM AND TERMINATION.

7.1 TERM. The term of this Agreement shall begin upon the Effective Date and shall continue for a period of one (1) year, and shall automatically renew for subsequent one (1) year periods thereafter unless sooner terminated in accordance with the terms hereinafter set forth.

7.2 BREACH. If Licensee breaches a material provision of this Agreement, and does not cure such breach within thirty (30) days after written notice from inSilicon and provide inSilicon with written notice of such cure, inSilicon shall have the right at its option to: (a) suspend performance until such breach is cured; (b) terminate this Agreement; or (c) seek a combination of (a) and (b) and those remedies available at law or equity to the extent not limited by the terms of this Agreement. The election of (a),
(b), or (c) above shall not excuse the Licensee from any obligation arising prior to the date of such election.

7.3 INSOLVENCY. Should Licensee: (a) become insolvent; (b) make an assignment for the benefit of creditors; (c) file or have filed against it a petition in bankruptcy or seeking reorganization; (d) have a receiver appointed; (e) institute any proceedings for liquidation or winding up; and such proceeding or status has not been dismissed or remedied within ninety days of commencement of such event, then inSilicon may, in addition to other rights and remedies it may have, terminate this Agreement immediately by written notice.

7.4 CONSEQUENCES. Upon final expiration or termination of this Agreement, the licenses, rights and covenants granted hereunder and the obligations imposed hereunder shall cease except as otherwise expressly set forth herein. Upon final expiration or termination, Licensee shall return to inSilicon or destroy all Confidential Information including the Software, including all copies thereof in written or other tangible form and documentation in Licensee's possession or control of Licensee, its agents, affiliates or Contractors, and those copies furnished to semiconductor manufacturers, and provide to inSilicon written notice of such return and/or destruction, signed by an officer of Licensee, within thirty (30) days of termination, provided, however, that Licensee shall have the right to sell or otherwise dispose of any inventory of Licensee's IC then on hand as of the date of termination to the extent the quantity of such inventory is in a reasonable amount under then current business conditions. Licensee shall pay to inSilicon the applicable Royalties if any for such Licensee's ICs. inSilicon will not be liable to the Licensee for damages of any sort solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement will be without prejudice to any other right or remedy of either Party.

8.     LIMITED WARRANTY.

If the Software has been delivered by inSilicon on physical media, inSilicon warrants that, for a period of ninety (90) days from initial shipment, the media will be free from material physical defects under normal use. If such a defect is found, return the media to inSilicon for replacement or alternate delivery of the Software as inSilicon may select. inSilicon further warrants that for a period of ninety (90) days from initial shipment, the unmodified Software, as delivered, will materially meet inSilicon's published specifications. inSilicon's obligations under this warranty at inSilicon's option are limited to providing the Licensee with a copy of corrected Software or requesting the return of the Software and upon its return terminating this Agreement and refunding the license fee and any maintenance charges paid hereunder. This limited warranty shall be VOID if the Software is modified by Licensee or any third party in any manner. THIS WARRANTY IS EXPRESSED IN LIEU OF, AND INSILICON DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON INSILICON'S PART.

9.     INDEMNITY AND REQUIRED LICENSES

9.1 INDEMNITY. inSilicon will defend any action, or at inSilicon's option settle any third party claims, against Licensee claiming that the unmodified Core directly infringes a Berne Convention signatory country copyright registered as of the date of initial delivery of the particular Core, provided inSilicon has the sole control of any such action or settlement of the claim, and provided Licensee notifies inSilicon within seven (7) days in writing of the claim and gives authority, information and assistance at inSilicon's expense necessary to settle or defend such claim. Subject to the foregoing and the monetary limitation hereinafter stated, inSilicon shall pay the reasonable legal and court costs and any final judgment or settlement against Licensee which may be entered by a court of competent jurisdiction resulting from such action.

9.2 REMEDIES. Should the Use of the unmodified Core in creating Licensee's IC design be found to directly infringe a Berne Convention signatory country copyright registered as of the date of initial delivery of the particular Core, and Licensee's right to Use the unmodified Core be enjoined, then inSilicon's sole obligations, at inSilicon's option, shall be limited to the following: (i) obtain for Licensee the right to continue the Use the Core;
(ii) modify the Core so that it no longer infringes; (iii) replace the Core with other functionally equivalent software that does not infringe; or (iv) if the above remedies (i), (ii) and (iii) are in inSilicon's opinion not reasonably commercially feasible, request the return of the Core and upon its return terminate this Agreement.

9.3 EXCLUSIONS. inSilicon shall have no liability for, and Licensee shall indemnify and hold inSilicon harmless from any claims arising out of: (i) the Use of other than a current unmodified release of the Software; (ii) the Use of the Software modified by or merged with other hardware or software by Licensee; (iii) the Use of the Software in combination with other programs;
(iv) Licensee continuing the Use of the alleged infringing Software after being notified thereof or after being informed of modifications that would have avoided the alleged infringement; (v) Use of the Software which is not strictly in accordance with the terms of this Agreement; or (vi) the Use of the Software for any purpose not stipulated in the specifications or documentation provided by inSilicon, (vii) if the infringement is necessary to comply with or implement a specification or standard, or (viii) Licensee's specifications or requirements.

9.4 REQUIRED LICENSES: Licensee is solely responsible for determining and obtaining any and all lawfully required licenses from third parties, including for the lawful import, export, use, sales, manufacture, distribution or other disposal of Licensee's IC. Without limiting the generality of the foregoing, Licensee acknowledges that Licensee is aware that implementation or use of the Software, whether to comply with industry specifications or standards or otherwise, may require Licensee to obtain certain licenses. Licensee agrees that it shall be solely responsible for determining whether its use of the Software requires licenses from third parties, and to obtain any such license. inSilicon disclaims any obligation to bring information about such required licenses to Licensee's attention.

9.5 SOLE LIABILITY. THE FOREGOING STATES THE SOLE LIABILITY OF INSILICON FOR INFRINGEMENT OF ANY THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS OF ANY KIND AND IS IN LIEU OF ANY OTHER WARRANTY AGAINST INFRINGEMENT OF ANY KIND EXPRESS, IMPLIED, OR STATUTORY. INSILICON DISCLAIMS ALL SUCH WARRANTIES, AND ANY REMEDY, STATUTORY OR OTHERWISE, NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT. IN NO EVENT SHALL INSILICON'S TOTAL MONETARY OBLIGATION PURSUANT TO THIS SECTION EXCEED AN AMOUNT EQUAL TO TWICE THE LICENSE FEE, REUSE FEE AND ROYALTIES, UP TO A MAXIMUM OF ONE (1) MILLION US DOLLARS, PAID TO INSILICON FOR THE PARTICULAR SOFTWARE THAT GAVE RISE TO THE ACTION OR CLAIM.

10.    CONFIDENTIALITY

10.1   CONFIDENTIAL INFORMATION. For purposes of this

Section 10, "Confidential Information" means all technical, financial, commercial, legal or other information, in whatever form or media, that is not generally known to the public, whether or not it is patented, registered or otherwise publicly protected, and includes, without limitation, the Software. Included in this definition are the terms and conditions of this Agreement, which shall remain confidential; however, the Parties may disclose the existence of this Agreement and the licensor / licensee relationship created thereby.

10.2 NONDISCLOSURE. Licensee shall maintain in confidence all Confidential Information communicated, discussed, delivered or made available to Licensee., Without the prior written consent of inSilicon, except as required to fulfill the purposes of this Agreement, Licensee shall not disclose this information to any third party, firm or corporation, including any agent, affiliate, subsidiary, or Contractor of the Parties, other than at Licensee's Design group location. Licensee's obligations in this Sub-Section
10.2 shall not apply if and to the extent that the Licensee documents and establishes that the Confidential Information:

(i) was lawfully known to Licensee prior to its first receipt of the same from inSilicon; as shown by Licensee's records in existence at the time the Licensee received it, and at a time when the Licensee was under no obligation to keep such information confidential;

(ii) is rightfully in the public domain on the Effective Date or is subsequently placed in public domain by inSilicon;

(iii) was received by Licensee in good faith from a third party lawfully in possession thereof and without an obligation of confidentiality and without breach of this Agreement;

(iv) was developed independently by Licensee's employees or contractors who have not had either direct or indirect access to any of inSilicon's Confidential Information; or

(v) is disclosed with the prior written consent of inSilicon in each instance, and only so far as the consent applies.

Licensee shall have the burden of proving the applicability of any of the above exceptions that Licensee claims may apply. If any portion of the Confidential Information falls within any of the above exceptions, the remainder of the inSilicon's Confidential Information shall continue to be subject to the requirements of this Agreement.

10.3 COPY. Licensee shall not directly or indirectly cause or permit any Confidential Information to be copied or reproduced unless such copy or reproduction is necessary to fulfill the purposes of this Agreement. Any such copy shall be marked "confidential" and, when appropriate, marked as "proprietary" to inSilicon. In addition, Licensee may make one copy for archival purposes. No other copies may be made without inSilicon's prior written consent.

10.4 TERM. The obligations imposed by this Section 10 shall expire five (5) years after the final expiration or termination of this Agreement by either Party, except for the source code of the Software for which Licensee's obligations under this Section 10 shall remain in perpetuity

10.5 COMPLIANCE. Licensee shall take all reasonable steps to ensure compliance of its directors, officers, employees and Contractors with the confidentiality provisions of this Agreement. Without limiting the foregoing, Licensee agrees to take any step, which inSilicon reasonably requests to ensure compliance with this Section 10.

10.6 RELIEF. Licensee acknowledges that any disclosure, or use of the Confidential Information or any part thereof, except as expressly permitted under this Agreement, shall diminish substantially the value to inSilicon of its proprietary rights and interests and that legal remedies in such circumstances would be wholly inadequate. In such instance, Licensee agrees that inSilicon shall be entitled to equitable relief to protect its interest in and to the Confidential Information or any part thereof, including but not limited to, injunctive relief, to Licensee's compliance with the provisions of this Agreement, as well as monetary and other damages available to it under any applicable law.

10.7 ACCESS TO SOFTWARE. In partial discharge of the obligations set forth in Sub-Section 10.1 to 10.6 above, Licensee agrees that the Software and documentation furnished hereunder shall be treated as proprietary trade secrets of inSilicon. Licensee shall keep all Confidential Information in a secure location and restrict access to authorized personnel only. Licensee will not make the Software or the documentation available in any form to any person other than to Licensee's employees and Contractors with a need to know at the Design Group's location(s) and to semiconductor manufacturers under the terms of Section 2.1.(c) above. Licensee represents that it maintains a reasonable system consistent with semiconductor industry standards to protect its own confidential business information; including written agreements (which may be general in form) with its employees and Contractors, and that Software and documentation will be protected by such system to the same extent. Licensee accepts full responsibility and liability for the actions or omissions to act of its employees, Contractors and semiconductor manufacturers.

11.    GENERAL PROVISIONS.

11.1 SEVERABILITY. If any provision of this Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions thereof.

11.2 NON-ASSIGNMENT. Without inSilicon's prior written consent, neither this Agreement nor any interest therein or part thereof shall be transferable or assignable by the Licensee, by operation of law or otherwise.

11.3 DAMAGE LIMITATION. INDEPENDENT OF ANY REMEDY LIMITATION HEREOF, AND REGARDLESS OF WHETHER THE PURPOSE OF SUCH REMEDY IS SERVED, IT IS AGREED THAT IN NO EVENT SHALL EITHER INSILICON OR ITS SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, INTERRUPTION OF SERVICE, OR LOST INFORMATION, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND UNDER THIS AGREEMENT ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF INSILICON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT

SHALL INSILICON'S TOTAL MONETARY OBLIGATION, UNDER ANY CLAIM FOR ANY CAUSES OF ACTION UNDER ANY LEGAL THEORY PURSUANT TO THIS AGREEMENT, EXCEED THE LICENSE FEE PAID TO INSILICON FOR THE SOFTWARE THAT GAVE RISE TO THE ACTION OR CLAIM.

11.4 GOVERNING LAW. This Agreement shall be governed by and enforced in accordance with California law as applied to contracts entered into in California by California residents to be performed entirely within the State of California and exclusive of any law or principle which would apply the law of any other jurisdiction, and excluding the United Nations Convention on the Sale of Goods. Any action arising out of any dispute between any of the Parties to this Agreement shall be brought in either the Superior Court for the County of Santa Clara or the United States District Court for the Northern District of California, and each of the Parties hereto hereby submits itself to the jurisdiction of such courts for purposes of any such action.

11.5 WAIVER. Either party's failure to enforce any provision, right, or remedy under this Agreement shall not constitute a waiver of such provision, right, or remedy.

11.6 AUDIT. Licensee shall keep full, clear and accurate records with respect to its Use of the Software. inSilicon shall have the right to have an independent third party audit, upon thirty (30) days notice at all reasonable times, all records as may contain information bearing upon Licensee's compliance with the terms of this Agreement. inSilicon may also have an independent third party audit once per calendar year Licensee's records relating to the Software to determine whether Licensee has correctly reported and calculated all of the Associated Fees due inSilicon. Licensee will give the auditors reasonable access during normal business hours to Licensee's premises where such records and documentation are located. If an audit discloses an underpayment of Associated Fees, Licensee will immediately pay inSilicon the additional fees due with interest, from the original payment due date, at the rate of one percent per month. inSilicon and Licensee will bear their own expenses incurred in the audit; however, if an audit discloses an underpayment of Associated Fees of five percent (5%) or more of the total Associated Fees originally due for any quarter, Licensee will reimburse inSilicon for all reasonable expenses incurred by inSilicon in the audit.

11.7 OTHER LICENSES. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon Licensee hereunder any license or other right except the licenses and rights expressly granted hereunder to Licensee. All rights reserved

11.8 EXPORT. Licensee agrees that neither the Software nor any direct product thereof shall be exported or re-exported directly or indirectly in violation of U.S. export laws.

11.9 NOTICE. Unless either Party notifies the other of a different address, any notice or other communication required or permitted hereunder shall be sufficiently given, if sent by certified or registered mail, postage prepaid, return receipt requested, to the addresses set forth in the preamble of this Agreement to the attention of the Legal Counsel, or to such other address as may be designated by a Party by giving written notice to the other Party.

11.10  SURVIVAL. The provisions of Sections 1. (Definitions), 2.4 (Title),
2.5. (License Restrictions), 6 (Consideration) 7.4 (Consequences), 8 (Limited Warranty), 9 (Indemnity and Required Licenses), 10 (Confidentiality), 11.3 (Damage Limitation), 11.4 (Governing Law), 11.6 (Audit), 11.7 (Other Licenses), 11.8 (Export), 11.10 (Survival) and 11.13 (Government Restricted Rights) shall survive the termination of this Agreement.

11.11 FORCE MAJEURE. Either Party shall not be responsible or liable to the other Party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by Force Majeure.

11.12 PUBLICITY. This Agreement expressly allows both Parties to disclose the existence of this license and Licensee's name to third parties. Both Parties agree to cooperate to issue a press release.

11.13 GOVERNMENT RESTRICTED RIGHTS. The Software is provided with "RESTRICTED RIGHTS." Use, duplication, or disclosure by the Government is subject to restrictions as set forth hereunder. Use of the Software by the Government constitutes acknowledgment of inSilicon's proprietary rights therein. Contractor or Manufacturer, for the purposes of this Section, is inSilicon Corporation, 411 E. Plumeria Drive, San Jose, CA 95134. In the event that Licensee is required, due to its contract or pending contract with the United States Government, to provide the Core or SGN Format to the United States Government, then Licensee shall sign an Addendum for such rights. Licensee shall not provide the Core or SGN Format or Test Environment to the United States Government for a proposal or bid. In the event Licensee executes an addendum with inSilicon for the disclosure of Core or SGN Format to the United States Government, then Licensee warrants that any agreement Licensee may have with the United States Government, for the licensing of the Core or SGN Format, will be in compliance with the terms and conditions of this Agreement, and inSilicon shall have no liability or responsibility to the United States Government for the Core or SGN Format provided by Licensee to the United States Government. The Core or SGN Format and any accompanying documentation provided under this Agreement are commercial computer software and documentation developed exclusively at private expense, and in all respects are proprietary data belonging solely to inSilicon and its suppliers. If the Core or SGN Format and any accompanying documentation are acquired by or on behalf of agencies or units of the United States Department of Defense (DoD), then, pursuant to DoD FAR Supplement Section 227.7202 and its successors (48 C.F.R. 227.7202), the United States Government's right to use, reproduce or disclose the Core or SGN Format and/or any associated documentation acquired under this Agreement are subject to the restrictions of this Technology License Agreement. If the Core or SGN Format and any accompanying documentation are acquired by or on behalf of civilian agencies of the United States Government, then, pursuant to FAR Section 12.212 and its successors (48 C.F.R. 12.212), the United States Government's right to use, reproduce or disclose Core or SGN Format and/or any associated documentation acquired under this Agreement are subject to the restrictions of this Technology License Agreement.

11.14 ENTIRE AGREEMENT. This Agreement and its attachments contain the entire Agreement and understanding between the Parties with respect to the subject matter hereof and merges and supersedes all prior oral and written agreements, understandings and representations. No addition or modification to this Agreement is valid unless made in writing and signed by both Parties hereto. The printed terms and conditions of any purchase order form issued by Licensee shall not modify or be a part of this Agreement.

       IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement effective as of the date first written above. Each signatory, by signing below, certifies that he or she has the authority to bind to this Agreement the respective Party for which he or she signs.

LICENSEE:

By            FOR SAMPLE PURPOSES ONLY
   -------------------------------------------------------
              Signature

Name
     -----------------------------------------------------
              Type or Print

Title
     -----------------------------------------------------

Date
    ------------------------------------------------------

INSILICON CORPORATION

By            FOR SAMPLE PURPOSES ONLY
  --------------------------------------------------------
              Signature

Name          David J. Power
    ------------------------------------------------------
              Type or Print

Title         General Counsel
     -----------------------------------------------------

Date
    ------------------------------------------------------

                                   EXHIBIT E
                                      TO
                        TECHNOLOGY DISTRIBUTOR AGREEMENT
                          BETWEEN INSILICON CORPORATION
                                      AND
                           PHOENIX TECHNOLOGIES LTD.


SPECIAL TERMS FOR LICENSING OF SOFTWARE AND PERFORMANCE OF NRE WORK

IN JAPAN (RIGHTS TO IFG CODE ONLY, NO OTHER SOFTWARE):

       IFG CODE: Customers will enter into a direct license with Distributor using Distributor's license agreements currently in place whose material terms and conditions are similar to those in the IFG Code Technology License Agreement attached as Exhibit B; or new license agreements that have terms and conditions the same as, or substantially similar to, the terms and conditions of Exhibit B. As provided in the attached Agreement, no material changes shall be made to any standard terms without the consent of InSilicon.

       InSilicon must approve all pricing for IFG licenses prior to Distributor providing a quotation, or other offer for licensing IFG Code, to a potential Customer or existing Customer. Such pricing shall not change unless InSilicon provides new approval.

       Distributor will remit to InSilicon a license fee of Eighty (80%) percent of the net licensing revenue Distributor receives and recognizes. Third party commissions and fees, if any, shall be paid by Distributor.

       After execution of the license agreement Distributor will promptly provide an executed copy of the license to InSilicon, along with a copy of the Customer purchase order (or order amendment if license is not purchase order based).

       IFG CODE NRE WORK: Customers will enter into a NRE services agreement for NRE Work on IFG Code with Distributor and InSilicon using service agreements containing the provisions of Exhibit G incorporated as part of the agreement's terms. These NRE services agreements will be executed in the Japanese language, Distributor will provide InSilicon a translated copy in English of the terms and conditions of such agreements. Distributor is not authorized to perform any NRE Work on any Software other than IFG Code unless prior written authorization is provided by InSilicon.

       The terms of Distributor's service agreement for NRE Work will establish InSilicon as contracting directly with Customer for the NRE Work, and InSilicon subcontracting the NRE Work to Distributor. Distributor will invoice Customer for the NRE services performed on behalf of InSilicon. Distributor will collect all service fees for NRE Work, and will remit to InSilicon the service fees billed and received, less a subcontracting fee of Eighty (80%) percent. Payment for services will be made by Customer in Japanese Yen.

       After execution of the NRE service agreement by Distributor and Customer, Distributor will promptly provide a copy of the partially executed agreement and/or work order to InSilicon, along with a translated copy of the Customer work order.

       ALL  OTHER TERRITORIES (EXCLUDING JAPAN)

       SOFTWARE (OTHER THAN IFG CODE): Customers will enter into a direct licensing arrangements with InSilicon Corporation.

       InSilicon will have approval over all pricing prior to a quoted price being submitted to the Customer or proposed Customer. Distributor will collect all license fees, on behalf of, and for the benefit of InSilicon. InSilicon will remit back to Distributor a commission of Twenty (20%) percent of the net licensing revenue InSilicon receives and recognizes. After receipt of an approved purchase order from Customer, InSilicon will ship the Software directly to the Customer.

       SOFTWARE (OTHER THAN IFG CODE ) NRE WORK: Distributor will not perform NRE Work unless inSilicon has provided prior written approval of the proposed work, and authorizes the terms for the NRE Work.

       IFG CODE: Customers will enter into a direct license with Distributor using Distributor's license agreements currently in place whose material terms and conditions are similar to those in the IFG Code Technology License Agreement attached as Exhibit B; or new license agreements that have terms and conditions the same as, or substantially similar to, the terms and conditions of Exhibit B. As provided in the attached Agreement, no material changes shall be made to any standard terms without the consent of InSilicon.

       InSilicon must approve all pricing for IFG licenses prior to Distributor providing a quotation, or other offer for licensing IFG Code, to a potential Customer or existing Customer. Such pricing shall not change unless InSilicon provides new approval.

       Distributor will remit to InSilicon a license fee of Eighty (80%) percent of the net licensing revenue Distributor receives and recognizes. Third party commissions and fees, if any, shall be paid by Distributor.

       After execution of the license agreement Distributor will promptly provide an executed copy of the license to InSilicon, along with a copy of the Customer purchase order (or order amendment if license is not purchase order based).

       IFG CODE NRE WORK: Customers will enter into a NRE services agreement for NRE Work on IFG Code with Distributor and InSilicon using service agreements containing the provisions of Exhibit G incorporated as part of the agreement's terms. These NRE services agreements will be executed in the local language of the Territory. Distributor will provide InSilicon a translated copy in English of the terms and conditions of such agreements. Distributor is not authorized to perform any NRE Work on any Software other than IFG Code unless prior written authorization is provided by InSilicon.

       The terms of Distributor's service agreement for NRE Work will establish InSilicon as contracting directly with Customer for the NRE Work, and InSilicon subcontracting the NRE Work to Distributor. Distributor will invoice Customer for the NRE services performed on behalf of InSilicon. Distributor will collect all service fees for NRE Work, and will remit to InSilicon the service fees billed and received, less a subcontracting fee of Eighty (80%) percent. Payment for services will be made by Customer in local currency.

       After execution of the NRE service agreement by Distributor and Customer, Distributor will promptly provide a copy of the partially executed agreement and/or work order to InSilicon, along with a translated copy of the Customer work order.

   [LOGO]                                                 inSilicon Agreement #
                                                                        Draft #

                                     EXHIBIT F
                                        TO
                          TECHNOLOGY DISTRIBUTOR AGREEMENT
                           BETWEEN INSILICON CORPORATION
                                        AND
                             PHOENIX TECHNOLOGIES LTD.
                               INSILICON CORPORATION


                               LIMITED USE AGREEMENT

       This LIMITED USE AGREEMENT ("Agreement") is entered into and made
effective as of               , 2000 ("Effective Date") by and between
INSILICON CORPORATION, a Delaware corporation having an office at
411 East Plumeria Drive, San Jose, California 95134 U.S.A. ("inSilicon")
and             , a           corporation having its principal place of
business at                                      ("Company"), and is made
with reference to the following:

WITNESSETH

       WHEREAS, inSilicon designs, develops, markets and licenses proprietary software products for Original Equipment Manufacturers ("OEM"s) including synthesizable cores, test environments, and related system software for personal computers, and

       WHEREAS, Company is an OEM, semiconductor manufacturer, and/or a Design House for computer systems and/or peripheral products and desires to evaluate certain inSilicon software products as provided herein, and

       WHEREAS, in order to assist Company in furtherance of the purposes set forth in this Agreement, inSilicon is willing to disclose, and Company is willing to receive the inSilicon product(s), as set forth in Section 1 of this Agreement (referred to herein as "Source Code"), and such other materials (referred to herein as "Material") as are made available by inSilicon pertaining to the inSilicon product(s) (referred to collectively herein as the "Information"); all on the terms stated in this Agreement.

NOW, THEREFORE, inSilicon and Company agree as follows:

1. inSilicon will disclose to Company the Information regarding the inSilicon product(s), which may include but shall not be limited to the Source Code. If at any future time inSilicon discloses any other technology to Company, including without limitation any updated versions of the inSilicon product(s), such disclosure shall be subject to each of the terms and conditions of this Agreement. inSilicon will disclose to Company the Source Code of the inSilicon product(s) that is specifically referenced in this Section 1. The Source Code may be used by Company only at the site designated by Company below. Company shall not use any part of the Source Code for any purpose other than as permitted under Section 2 of this Agreement, and for no other purpose. Company shall not disclose any part of the Source Code other than to those employees who (i) need to know said Source Code in order to understand and evaluate the Source Code and (ii) who have signed an agreement with Company obligating them (a) not to disclose any of the Source Code except to Company's employees who have signed similar agreements and (b) not to use any part of the Source Code for any purpose other than those permitted in this Agreement. Company agrees that it shall be responsible for all actions or omissions to act of its employees. Company acknowledges that the Source Code is the intellectual property of inSilicon and its suppliers. Company agrees to maintain the Source Code in a secure fashion, exercise the same degree of care to avoid publication and unauthorized use and disclosure as Company employs with Company's own proprietary and confidential information, but no less than a reasonable degree of care, and shall take all reasonable

                                 -1 of 3-
precautions to protect the Source Code from theft and unauthorized disclosure or use. Company shall promptly report any unauthorized disclosure and take any further actions as are reasonably requested by inSilicon to prevent or remedy any such violation.



 SOURCE CODE:
-------------------------------------------------------------------------------
 inSilicon part number            Description
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


COMPANY'S SITE COVERED BY SOURCE CODE DISCLOSURE:

Company shall not distribute Source Code to additional sites or third parties.

2. Company will USE THE INFORMATION SOLELY FOR THE PURPOSE OF EVALUATION and to understand the logic and organization of the Source Code, and for no other purpose whatsoever. Company assumes all risk, known and unknown, incident to its use of the Information and inSilicon shall have no liability of any kind to Company or any third parties arising out of such use. Company agrees not to use the Information in any other way, including but not limited to (i) distributing the Source Code, net lists, object code or any resultant Company product to anyone other than inSilicon without first executing a "Technology License Agreement" with inSilicon; or (ii) making any modifications or creating any derivative work of the Source Code.

3. The confidentiality provisions of this Agreement shall survive any termination of this Agreement. The confidentiality of the Source Code shall continue in effect until such time as inSilicon may make the Source Code available to the public without restrictions on disclosure. For a period of five (5) years from the date of this Agreement, Company will consider the Materials to be confidential and secret and will not disclose any of the Materials to anyone other than those of its employees (i) who have a need to know the Materials in furtherance of the purpose set forth in Section 2 of this Agreement; and (ii) in accordance with the provisions of Section 1 of this Agreement. Company agrees to not disclose to third parties the existence or terms of this Agreement, except where obligated by law to do so.

4. Before disclosing any of the Information to any of its employees, Company will advise each such employee that the Information is confidential and subject to the restrictions stated in Sections 1, 2 and 3 of this Agreement. Company further shall not make nor permit any other party to make, any copies or abstracts of the Information, in whole or in part. Company shall not alter or remove copyright notices from inSilicon's Information.

5. Company and its employees and agents will return to inSilicon and shall certify through one of Company's officers that Company has (a) returned to inSilicon, all originals, copies and abstracts of the Source Code and Information and all versions thereof within Company's possession or under its control and has not retained any copies thereof, (b) destroyed any copies on computer systems of Company; and (c) will make no further use of any of the Information for any purpose, upon the earlier of (i) fulfillment of the purpose set forth in Section 2 of this Agreement; (ii) a request by inSilicon
that Company return the Information; or (iii)                DAYS  from the
Effective Date of this Agreement.

6. Nothing in this Agreement, nor the disclosure of the Information by inSilicon to Company, shall be construed to grant to Company any rights of any kind in any of the Information, by license or otherwise except as expressly set forth in this Agreement. inSilicon and its suppliers retain ownership of all intellectual property rights (including patents, copyrights, and trademarks) in and relating to the Information.

7. This Agreement shall not apply to information that (i) on the date of this Agreement was already known to Company or available to the public; (ii) after the date of this Agreement becomes known to Company other

                                 -2 of 3-
than by unauthorized disclosure or becomes available to the public other than by unauthorized disclosure; or (iii) was or is developed by Company independently without any use of any of the Information.

8. This Agreement may not be assigned by either Party without the prior written consent of the other party, and any attempt to assign such consent shall be void.

9. INSILICON MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONFIDENTIAL INFORMATION, AND INSILICON DISCLAIMS ALL WARRANTIES INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF NON-INFRINGEMENT OF THE RIGHTS OF THIRD PARTIES (INCLUDING WITHOUT LIMITATION RIGHTS UNDER PATENT, COPYRIGHT AND TRADE SECRETS). COMPANY ACCEPTS THE CONFIDENTIAL INFORMATION IN "AS IS" CONDITION. INSILICON SHALL NOT BE LIABLE OR OBLIGATED IN ANY MANNER FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES EVEN IF INSILICON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. inSilicon shall be entitled to seek temporary and/or permanent equitable relief (including injunctive relief) in the event of any actual or threatened breach of this Agreement by Company, it being agreed that monetary damages may be insufficient to adequately compensate inSilicon. Company shall indemnify inSilicon against all losses and expenses incurred by inSilicon (including but not limited to reasonable counsel fees) which result from the breach of any portion of this Agreement by Company.

11. This Agreement shall be governed as a sealed instrument under California law and is deemed to have been delivered and executed within the State of California.

12. This Agreement constitutes the entire agreement of the parties and supersedes any and all prior and contemporaneous oral and/or written agreements concerning the subject matter hereof. This Agreement may not be modified or amended except by a written instrument executed by the parties.

13. The persons executing this Agreement represent that they have requisite corporate authority to do so.

INSILICON CORPORATION                     COMPANY:

By:                                       By:
   --------------------------                ------------------------------

Name: David J. Power                      Name:
     ------------------------                  ----------------------------

Title: General Counsel                    Title:
      -----------------------                    --------------------------

Date of Signing:                          Date of Signing:
                -------------                             -----------------


                                 -3 of 3-

                                     EXHIBIT G
                                        TO
                          TECHNOLOGY DISTRIBUTOR AGREEMENT
                           BETWEEN INSILICON CORPORATION
                                        AND
                              PHOENIX TECHNOLOGIES LTD

ADDITIONAL TERMS FOR INCORPORATION INTO DISTRIBUTOR'S SERVICE AGREEMENTS FOR NRE WORK ON IFG CODE; DISTRIBUTOR SHALL INCLUDE THE FOLLOWING:

       - "WORK PRODUCT" - shall mean all programs, systems, processes, inventions, concepts, techniques, data, materials, or work of authorship in whatsoever form, first produced or created by Phoenix or for Phoenix as a result of, or related to, directly or indirectly, to the performance of NRE work or services to IFG Code under this Agreement, and shall include all works which may have copyrights, trade secrets, patents, and all other intellectual property rights, and which shall to the full manner permissible under law be considered work made for hire.

       -      OWNERSHIP OF CONSULTANT'S WORK PRODUCT:   Customer understand and
              agrees that all Work product, to the extent it is based upon or utilizes IFG Code, shall be owned by inSilicon Corporation, and that Phoenix is acting as an agent in performing the NRE work or services on behalf of inSilicon Corporation; therefore Phoenix and Customer hereby unconditionally assigns to inSilicon Corporation:
              (i) Customers entire right, title and interest, in the Work Product to the extent the Work Product is based upon or utilizes inSilico's firmware, including all patents, copyrights, trade secrets, and other proprietary rights, in or based on the Work Product; and (ii) Phoenix's entire right, title and interest, in the Work Product to the extent the Work Product is based upon or utilizes inSilicon's firmware, including all patents, copyrights, trade secrets, and other proprietary rights, in or based on the Work Product. All work performed by Phoenix pursuant to this Agreement shall be considered work for hire and all rights and interests flowing from such doctrine shall belong to inSilicon Corporation.


       - INDEMNITIES: Customer agrees to indemnify and hold harmless Phoenix and inSilicon Corporation against all losses, damages and liabilities arising out of or resulting from: (i) all injuries or death or damage to property, including theft, on account of performance of work or services by Phoenix employees or subcontractors pursuant to this Agreement; (ii) any claims, suits, allegation or actions (threatened or filed) that result from or are related to the performance of NRE services or relate to the Work Product. Phoenix agrees that inSilicon shall incur no liability and shall be held harmless from, and indemnified against all losses, damages and liabilities arising out of or resulting from its performance of NRE Work.

       -      WARRANTY.     THE PARTIES WARRANT THAT THE WORK PRODUCT IS
              PROVIDED "AS IS" WITHOUT ANY WARRANTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF OWNERSHIP, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. FURTHER, NO WARRANTY IS MADE THAT THE WORK PRODUCT IS FREE OF PATENT, COPYRIGHT, TRADEMARK AND/OR TRADE SECRET INFRINGEMENT CLAIMS BY THIRD PARTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO INFORMATION WORK PRODUCT OR ANY OTHER WORK OR OTHERWISE UNDER THIS AGREEMENT, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND TITLE.


       - LIMITATION OF LIABILITIES. NEITHER PHOENIX NOR INSILICON SHALL BE LIABLE FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE LIKELIHOOD OF SUCH DAMAGES, OR FOR ANY DIRECT DAMAGES.

       -      INSILICON INDEMNIFICATION. InSilicon will not indemnify any Work
              Product.